Exhibit 99.2

Independent Bank Group, Inc. and Subsidiaries

Annual Report

December 31, 2024

INDEPENDENT BANK GROUP, INC. AND SUBSIDIARIES

Annual Report

December 31, 2024

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of SouthState Corporation, as successor by merger to Independent Bank Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Independent Bank Group, Inc. and its subsidiaries (the Company) as of December 31, 2024 and 2023, the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2024, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and auditing standards generally accepted in the United States of America (GAAS), the Company's internal control over financial reporting as of December 31, 2024, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in 2013, and our report dated February 21, 2025 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and GAAS. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter – Subsequent Merger

As described in Notes 1 and 23 to the financial statements, subsequent to the balance sheet date, the Company merged into SouthState Corporation pursuant to the Agreement and Plan of Merger dated as of May 17, 2024. Our opinion is not modified with respect to this matter.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Allowance for Credit Losses on Loans

As described in Notes 1 and 5 of the consolidated financial statements, the Company’s allowance for credit losses on loans totaled $133.0 million as of December 31, 2024. The allowance for credit losses on loans is measured on a collective basis for portfolios of loans when similar risk characteristics exist. Loans that do not share risk characteristics are evaluated for expected credit losses on an individual basis and excluded from the collective evaluation. For determining the appropriate allowance for credit losses on a collective basis, the loan portfolio is segmented into pools based upon similar risk characteristics and a lifetime loss-rate model is utilized. Historical credit loss experience provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are made for differences in current loan-specific risk characteristics such as differences in underwriting standards, portfolio mix, credit quality, or term as well as changes in environmental conditions, such as changes in unemployment rates, gross domestic product, property values, various price indices, or other relevant factors. Management has determined that they are reasonably able to forecast the macroeconomic variables used in the modeling processes and assign probability weighting to those scenarios with an acceptable degree of confidence for a total of two years then encompassing a reversion process whereby the forecasted macroeconomic variables are reverted to their historical mean utilizing a rational, systematic basis. Management qualitatively adjusts model results for risk factors that are not considered within the modeling processes but are nonetheless relevant in assessing the expected credit losses within the loan pools. These qualitative factor adjustments may increase or decrease management's estimate of expected credit losses by a calculated percentage or amount based upon the estimated level of risk. The determination of the forecasts and qualitative factors requires a significant amount of judgment by management and the estimate is highly sensitive to changes in significant assumptions.

We identified the determination of forecasts and qualitative factors applied to the allowance for credit losses on loans as a critical audit matter because auditing the forecasts and qualitative factors required a high degree of auditor judgment, as the estimate is highly sensitive to changes in significant assumptions.

Our audit procedures related to the forecasts and qualitative factors applied to the allowance for credit losses on loans included the following, among others:

•	We obtained an understanding of the relevant controls related to the development and weighting of forecasts and qualitative factors and tested such controls for design and operating effectiveness, including controls over management’s establishment, review and approval of the forecasts and qualitative factors and data used in determining the forecasts and qualitative factors.

•	We tested management’s process and evaluated the reasonableness of their judgements and assumptions to develop the forecasts and qualitative factors, which included:

–	Testing the accuracy of the data inputs used by management as a basis for the forecasts and qualitative factors by comparing to internal and external source data and assessing the reasonableness of the magnitude and directional consistency of the adjustments for such.
–	Evaluating whether management’s conclusions related to forecasts and weighting of forecasts were consistent with Company provided internal data and external or independently sourced data, and agreeing the impact to the allowance calculation.

/s/ RSM US LLP

We have served as the Company's auditor since 2001.

Dallas, Texas

February 21, 2025

Independent Bank Group, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2024 and 2023

(Dollars in thousands, except share information)

	December 31,
Assets	2024	2023
Cash and due from banks	$94,706	$98,396
Interest-bearing deposits in other banks	948,587	623,593
Cash and cash equivalents	1,043,293	721,989
Certificates of deposit held in other banks	—	248
Securities available for sale, at fair value	1,428,215	1,593,751
Securities held to maturity, net of allowance for credit losses of $0 and $0, respectively, fair value of $163,837 and $170,997, respectively	203,405	205,232
Loans held for sale (includes $7,341 and $12,016 carried at fair value, respectively)	12,430	16,420
Loans, net of allowance for credit losses of $133,040 and $151,861, respectively	13,452,928	14,558,681
Premises and equipment, net	348,072	355,833
Other real estate owned	8,685	9,490
Federal Home Loan Bank (FHLB) of Dallas stock and other restricted stock	12,761	34,915
Bank-owned life insurance (BOLI)	252,001	245,497
Deferred tax asset	72,362	92,665
Goodwill	476,021	994,021
Other intangible assets, net	38,808	50,560
Other assets	217,347	155,800
Total assets	$17,566,328	$19,035,102

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$3,241,446	$3,530,704
Interest-bearing	11,966,362	12,192,331
Total deposits	15,207,808	15,723,035
FHLB advances	—	350,000
Other borrowings	299,897	271,821
Junior subordinated debentures	54,816	54,617
Other liabilities	95,408	233,036
Total liabilities	15,657,929	16,632,509
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock (0 and 0 shares outstanding, respectively)	—	—
Common stock (41,444,598 and 41,281,919 shares outstanding, respectively)	414	413
Additional paid-in capital	1,977,982	1,966,686
Retained earnings	110,636	616,724
Accumulated other comprehensive loss	(180,633)	(181,230)
Total stockholders’ equity	1,908,399	2,402,593
Total liabilities and stockholders’ equity	$17,566,328	$19,035,102

See Notes to Consolidated Financial Statements

Independent Bank Group, Inc. and Subsidiaries

Consolidated Statements of Income (Loss)

Years Ended December 31, 2024, 2023 and 2022

(Dollars in thousands, except per share information)

	Years Ended December 31,
	2024	2023	2022
Interest income:
Interest and fees on loans	$862,297	$792,659	$602,210
Interest on taxable securities	29,679	31,747	32,944
Interest on nontaxable securities	9,954	10,279	10,360
Interest on interest-bearing deposits and other	41,913	37,051	9,503
Total interest income	943,843	871,736	655,017
Interest expense:
Interest on deposits	488,987	358,405	77,628
Interest on FHLB advances	4,605	35,705	2,017
Interest on other borrowings	22,996	16,018	14,451
Interest on junior subordinated debentures	4,836	4,725	2,713
Total interest expense	521,424	414,853	96,809
Net interest income	422,419	456,883	558,208
Provision for credit losses	3,120	4,130	4,490
Net interest income after provision for credit losses	419,299	452,753	553,718
Noninterest income:
Service charges on deposit accounts	14,387	13,958	12,204
Investment management fees	10,723	9,650	9,146
Mortgage banking revenue	5,640	7,003	8,938
Mortgage warehouse purchase program fees	1,943	1,892	2,676
Gain (loss) on sale of loans	74	(14)	(1,844)
Gain (loss) on sale of other real estate	13	(1,797)	—
Gain on sale of restricted stock	4,184	—	—
Gain (loss) on sale and disposal of premises and equipment	163	323	(494)
Increase in cash surrender value of BOLI	6,504	5,768	5,371
Other	12,443	14,326	15,469
Total noninterest income	56,074	51,109	51,466
Noninterest expense:
Salaries and employee benefits	196,043	181,445	212,087
Occupancy	49,823	47,430	42,938
Communications and technology	33,101	28,713	24,937
Federal Deposit Insurance Corporation (FDIC) assessment	16,023	22,153	6,883
Advertising and public relations	2,048	2,607	2,106
Other real estate owned expenses (income), net	139	(510)	31
Impairment of other real estate	345	5,215	—
Amortization of other intangible assets	11,752	12,439	12,491
Litigation settlement	—	102,500	—
Professional fees	6,845	7,949	15,571
Merger-related expenses, including legal	16,740	—	—
Goodwill impairment	518,000	—	—
Other	40,894	41,603	41,845
Total noninterest expense	891,753	451,544	358,889
(Loss) income before taxes	(416,380)	52,318	246,295
Income tax expense	22,890	9,117	50,004
Net (loss) income	$(439,270)	$43,201	$196,291
Basic (loss) earnings per share	$(10.61)	$1.05	$4.71
Diluted (loss) earnings per share	$(10.61)	$1.04	$4.70

See Notes to Consolidated Financial Statements

Independent Bank Group, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

Years Ended December 31, 2024, 2023 and 2022

(Dollars in thousands)

	Years Ended December 31,
	2024	2023	2022
Net (loss) income	$(439,270)	$43,201	$196,291
Other comprehensive income (loss) before tax:
Unrealized (losses) gains on securities:
Unrealized (losses) gains arising during the period, excluding the change attributable to available for sale securities reclassified to held to maturity	(801)	36,691	(265,551)
Tax effect	(168)	7,705	(55,766)
Unrealized (losses) gains arising during the period, net of tax, excluding the change attributable to available for sale securities reclassified to held to maturity	(633)	28,986	(209,785)
Change in net unamortized gains on available for sale securities reclassified into held to maturity securities	(21)	(21)	(21)
Tax effect	(4)	(5)	(4)
Change in net unamortized gains on available for sale securities reclassified into held to maturity securities, net of tax	(17)	(16)	(17)
Change in unrealized (losses) gains on securities, net of tax	(650)	28,970	(209,802)

Unrealized gains (losses) on derivative financial instruments:
Unrealized holding losses arising during the period	(2,729)	(1,161)	(10,916)
Tax effect	(573)	(244)	(2,292)
Unrealized losses arising during the period, net of tax	(2,156)	(917)	(8,624)
Reclassification of amount of losses recognized into income	4,307	4,168	771
Tax effect	904	875	162
Reclassification of amount of losses recognized into income, net of tax	3,403	3,293	609
Change in unrealized gains (losses) on derivative financial instruments	1,247	2,376	(8,015)
Other comprehensive income (loss), net of tax	597	31,346	(217,817)
Comprehensive (loss) income	$(438,673)	$74,547	$(21,526)

See Notes to Consolidated Financial Statements

Independent Bank Group, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2024, 2023 and 2022

(Dollars in thousands, except for par value, share and per share information)

	Preferred Stock $0.01 Par Value 10 million shares authorized	Common Stock $0.01 Par Value 100 million shares authorized		Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
		Shares	Amount
Balance, December 31, 2021	$—	42,756,234	$428	$1,945,497	$625,484	$5,241	$2,576,650
Net income	—	—	—	—	196,291	—	196,291
Other comprehensive loss, net of tax	—	—	—	—	—	(217,817)	(217,817)
Common stock repurchased	—	(1,704,324)	(17)	—	(119,729)	—	(119,746)
Restricted stock forfeited	—	(10,393)	—	—	—	—	—
Restricted stock granted	—	149,160	1	(1)	—	—	—
Stock based compensation expense	—	—	—	13,697	—	—	13,697
Cash dividends ($1.52 per share)	—	—	—	—	(63,692)	—	(63,692)
Balance, December 31, 2022	$—	41,190,677	$412	$1,959,193	$638,354	$(212,576)	$2,385,383
Net income	—	—	—	—	43,201	—	43,201
Other comprehensive income, net of tax	—	—	—	—	—	31,346	31,346
Common stock repurchased	—	(41,727)	—	—	(2,175)	—	(2,175)
Restricted stock forfeited	—	(5,940)	—	—	—	—	—
Restricted stock granted	—	138,909	1	(1)	—	—	—
Stock based compensation expense	—	—	—	7,494	—	—	7,494
Cash dividends ($1.52 per share)	—	—	—	—	(62,656)	—	(62,656)
Balance, December 31, 2023	$—	41,281,919	$413	$1,966,686	$616,724	$(181,230)	$2,402,593
Net loss	—	—	—	—	(439,270)	—	(439,270)
Other comprehensive income, net of tax	—	—	—	—	—	597	597
Common stock repurchased	—	(70,482)	(1)	—	(3,673)	—	(3,674)
Restricted stock forfeited	—	(17,313)	—	—	—	—	—
Restricted stock granted	—	250,474	2	(2)	—	—	—
Stock based compensation expense	—	—	—	11,298	—	—	11,298
Cash dividends ($1.52 per share)	—	—	—	—	(63,145)	—	(63,145)
Balance, December 31, 2024	$—	41,444,598	$414	$1,977,982	$110,636	$(180,633)	$1,908,399

See Notes to Consolidated Financial Statements

Independent Bank Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2024, 2023 and 2022

(Dollars in thousands)

	Years Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net (loss) income	$(439,270)	$43,201	$196,291
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation expense	19,651	18,475	14,934
Accretion income recognized on loans	(3,405)	(3,783)	(10,022)
Amortization of other intangibles assets	11,752	12,439	12,491
Amortization of premium on securities, net	5,163	6,341	7,377
Amortization of discount and origination costs on borrowings	814	1,203	893
Stock based compensation expense	11,298	7,494	13,697
Goodwill impairment	518,000	—	—
Excess tax expense (benefit) on restricted stock vested	275	280	(703)
FHLB stock dividends	(1,022)	(2,786)	(328)
(Gain) loss on sale and disposal of premises and equipment	(163)	(323)	494
(Gain) loss on sale of loans	(74)	14	1,844
Gain on sale of restricted stock	(4,184)	—	—
(Gain) loss on sale of other real estate owned	(13)	1,797	—
Impairment of other real estate	345	5,215	—
Impairment of other assets	—	955	4,442
Deferred tax expense (benefit)	20,078	(21,759)	5,168
Provision for credit losses	3,120	4,130	4,490
Increase in cash surrender value of BOLI	(6,504)	(5,768)	(5,371)
Excess benefit claim on BOLI	—	(522)	(784)
Net gain on mortgage loans held for sale	(4,358)	(4,613)	(4,469)
Originations of loans held for sale	(216,579)	(260,248)	(287,960)
Proceeds from sale of loans held for sale	224,927	259,751	313,243
Net change in other assets	(55,124)	6,722	(24,059)
Net change in other liabilities	(141,800)	97,054	(24,434)
Net cash (used in) provided by operating activities	(57,073)	165,269	217,234

Independent Bank Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2024, 2023 and 2022

(Dollars in thousands)

	Years Ended December 31,
	2024	2023	2022
Cash flows from investing activities:
Investment securities available for sale:
Proceeds from maturities, calls and paydowns	6,910,075	5,138,337	7,203,267
Purchases	(6,748,697)	(5,008,148)	(7,277,267)
Investment securities held to maturity:
Purchases	—	—	(91,065)
Proceeds from maturities of certificates of deposit held in other banks	248	248	2,749
Proceeds from benefit claim of BOLI	—	1,241	1,344
Purchases of FHLB stock and other restricted stock	(13,700)	(90,155)	(4,702)
Proceeds from redemptions and sales of FHLB stock and other restricted stock	40,915	81,462	3,167
Proceeds from sale of loans	22,964	4,188	25,649
Net loans originated held for investment	530,339	(558,923)	(1,965,745)
Originations of mortgage warehouse purchase loans	(11,274,674)	(11,428,351)	(13,260,099)
Proceeds from pay-offs of mortgage warehouse purchase loans	11,824,363	11,190,761	13,736,848
Additions to premises and equipment	(12,272)	(20,979)	(62,961)
Proceeds from sale of premises and equipment	545	681	188
Proceeds from sale of other real estate owned	2,613	1,550	—
Net cash provided by (used in) investing activities	1,282,719	(688,088)	(1,688,627)
Cash flows from financing activities:
Net increase (decrease) in demand deposits, money market and savings accounts	419,497	(2,258,158)	(792,316)
Net (decrease) increase in time deposits	(934,724)	2,859,776	359,825
Proceeds from FHLB advances	1,650,000	15,645,000	375,000
Repayments of FHLB advances	(2,000,000)	(15,595,000)	(225,000)
Proceeds from other borrowings	399,844	100,000	111,000
Repayments of other borrowings	(372,383)	(96,250)	(128,000)
Repurchase of common stock	(3,674)	(2,175)	(119,746)
Dividends paid	(62,902)	(62,707)	(63,492)
Net cash (used in) provided by financing activities	(904,342)	590,486	(482,729)
Net change in cash and cash equivalents	321,304	67,667	(1,954,122)
Cash and cash equivalents at beginning of period	721,989	654,322	2,608,444
Cash and cash equivalents at end of period	$1,043,293	$721,989	$654,322

See Notes to Consolidated Financial Statements

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Note 1. Summary of Significant Accounting Policies

Nature of operations: Independent Bank Group, Inc. (IBG) through its subsidiary, Independent Bank, a Texas state banking corporation, doing business as Independent Financial (Bank) (collectively known as the Company), provides a full range of banking services to individual and corporate customers in the North, Central and Southeast, Texas areas and along the Colorado Front Range, through its various branch locations in those areas. The Company is engaged in traditional community banking activities, which include commercial and retail lending, deposit gathering, and investment and liquidity management activities. The Company’s primary deposit products are demand deposits, money market accounts and certificates of deposit, and its primary lending products are commercial business and real estate, real estate mortgage and consumer loans.

Merger with SouthState Corporation: On May 20, 2024, the Company and SouthState Corporation (SSB) jointly announced the signing of a definitive merger agreement, dated May 17, 2024, to merge the two companies in an all-stock transaction with SSB continuing as the surviving entity. SSB is headquartered in Winter Haven, Florida and has full-service locations in Florida, Alabama, Georgia, South Carolina, North Carolina and Virginia. The merger closed on January 1, 2025 as described in Note 23. Subsequent Event.

Basis of presentation: The accompanying consolidated financial statements include the accounts of IBG and all other entities in which IBG has controlling financial interest. All material intercompany transactions and balances have been eliminated in consolidation. In addition, the Company wholly-owns nine statutory business trusts that were formed for the purpose of issuing trust preferred securities and do not meet the criteria for consolidation (See Note 11. Junior Subordinated Debentures).

Accounting standards codification: The Financial Accounting Standards Board's (FASB) Accounting Standards Codification (ASC) is the officially recognized source of authoritative U.S. generally accepted accounting principles (GAAP) applicable to all public and non-public non-governmental entities. Prior to the merger with SSB on January 1, 2025, the Company was a Securities and Exchange Commission (SEC) registrant. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative.

Segment reporting: The Company has one reportable segment. The Company’s chief operating decision-maker (CODM) uses consolidated results to make operating and strategic decisions. See Note 21. Segment Information.

Reclassifications: Certain prior period financial statement and disclosure amounts have been reclassified to conform to current period presentation. The reclassifications have no effect on net income or stockholders' equity as previously reported.

Use of estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates. The material estimates included in the financial statements relate to the allowance for credit losses, the valuation of goodwill and valuation of assets and liabilities acquired in business combinations.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Cash and cash equivalents: For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. All highly liquid investments with an initial maturity of less than ninety days are considered to be cash equivalents. The Company maintains deposits with other financial institutions in amounts that exceed FDIC insurance coverage. The Company's management monitors the balance in these accounts and periodically assesses the financial condition of the other financial institutions. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash or cash equivalents.

Restricted cash: The Company maintains cash collateral balances which have been pledged to derivative counterparties and are legally restricted as to use.

Certificates of deposit: Certificates of deposit are FDIC insured deposits in other financial institutions with original maturities of five years or less and are carried at cost.

Securities: Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity are classified as available for sale. Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of other comprehensive income, net of tax. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors.

The amortization of premiums and accretion of discounts, computed by the interest method generally over their contractual lives, are recognized in interest income. Premiums on callable securities are amortized to their earliest call date. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings on the trade date.

Loans held for sale: The Company originates residential mortgage loans that may subsequently be sold to unaffiliated third parties. The Company elected the fair value option for certain residential mortgage loans held for sale in accordance with ASC 825, Financial Instruments. This election allows for a more effective offset of the changes in fair values of the loans and the derivative instruments used to economically hedge them without the burden of complying with the requirements for hedge accounting under ASC 815, Derivatives and Hedging. The Company has not elected the fair value option for other residential mortgage loans held for sale primarily because they are not economically hedged using derivative instruments. Mortgage loans originated and intended for sale not recorded under the fair value option are carried at the lower of aggregate cost or fair value, as determined by aggregate outstanding commitments from investors. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. All mortgage loans held for sale are sold without servicing rights retained. Gains and losses on sales of loans are recognized in noninterest income at settlement dates and are determined by the difference between the sales proceeds and the carrying value of the loans.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Loans held for investment: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance, net of unearned interest, purchase premiums and discounts, deferred loan fees or costs and an allowance for credit losses. Loan origination fees, net of direct origination costs, are deferred and recognized as an adjustment to the related loan yield using the effective interest method without anticipating prepayments. Further information regarding the Company's accounting policies related to past due loans, non-accrual loans, collateral dependent loans and loan modifications to borrowers experiencing financial difficulty is presented in Note 5. Loans, Net and Allowance for Credit Losses on Loans.

Acquired loans: In accordance with ASC 326, Measurement of Credit Losses on Financial Instruments, loans acquired in connection with a business combination are recorded at their acquisition-date fair value. The allowance for credit losses related to the acquired loan portfolio is not carried over. Acquired loans are classified into two categories based on the credit risk characteristics of the underlying borrowers as either purchased credit deteriorated (PCD) loans, or loans with no evidence of credit deterioration (non-PCD).

PCD loans are defined as a loan or pool of loans that have experienced more-than-insignificant credit deterioration since the origination date. For PCD loans, an initial allowance is established on the acquisition date using the same methodology as other loans held for investment and combined with the fair value of the loan to arrive at acquisition date amortized cost. Accordingly, no provision for credit losses is recognized on PCD loans at the acquisition date. Subsequent to the acquisition date, changes to the allowance are recognized in the provision for credit losses.

Non-PCD loans are pooled into segments together with originated held for investment loans that share similar risk characteristics and have an allowance established on the acquisition date, which is recognized in the current period provision for credit losses.

Determining the fair value of the acquired loans involves estimating the principal and interest payment cash flows expected to be collected on the loans and discounting those cash flows at a market rate of interest. For PCD loans, the non-credit discount or premium is allocated to individual loans as determined by the difference between the loan’s unpaid principal balance and amortized cost basis. The non-credit premium or discount is recognized into interest income on a level yield basis over the remaining expected life of the loan. For non-PCD loans, the fair value discount or premium is allocated to individual loans and recognized into interest income on a level yield basis over the remaining expected life of the loan.

Allowance for credit losses: In accordance with ASC 326, the Company's accounting policies are described below.

Allowance for credit losses - loans: The allowance for credit losses on loans is a valuation account that is deducted from the amortized cost basis of loans to present management's best estimate of the net amount expected to be collected. Loans, or portions thereof, are charged-off against the allowance for credit losses when management believes that collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance. The allowance is increased (decreased) by provisions (or reversals of) reported in the income statement as a component of provision for credit losses. Management has made the accounting policy election to exclude accrued interest receivable on loans from the estimate of credit losses and reports accrued interest separately in other assets in the consolidated balance sheets. Further information regarding Company policies and methodology used to estimate the allowance for credit losses on loans is presented in Note 5. Loans, Net and Allowance for Credit Losses on Loans.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Allowance for credit losses - available for sale securities: For available for sale securities in an unrealized loss position, the Company first assesses whether it intends to sell or it is more-likely-than-not that it will be required to sell the securities before recovery of the amortized cost basis. If either of these criteria is met, the securities amortized cost basis is written down to fair value as a current period expense. If either of the above criteria is not met, the Company evaluates whether the decline in fair value is the result of credit losses or other factors. In making this assessment, management may consider various factors including the extent to which fair value is less than amortized cost, performance of any underlying collateral and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected are compared to the amortized cost basis of the security and any excess of the amortized cost basis over the present value of expected cash flows is recorded as an allowance for credit loss, limited to the amount by which the fair value is less than the amortized cost basis. Any impairment not recorded through an allowance for credit loss is recognized in other comprehensive income as a non credit-related impairment.

Changes in the allowance for credit losses are recorded as provision for (or reversal of) credit losses. Available for sale securities are charged-off against the allowance or, in the absence of any allowance, written down through income when deemed uncollectible by management or when either of the aforementioned criteria regarding intent or requirement to sell is met.

Allowance for credit losses - held to maturity securities: Management measures expected credit losses on held to maturity securities on a collective basis by major security type with each type sharing similar risk characteristics and considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. An allowance for credit losses on held to maturity securities, if needed, is a valuation account that is deducted from the amortized cost basis of held to maturity securities to present management's best estimate of the net amount expected to be collected. Held to maturity securities are charged-off against the allowance when deemed uncollectible by management. Adjustments to the allowance are reported in the income statement as a component of provision for credit losses.

Management has made the accounting policy election to exclude accrued interest receivable on available for sale and held to maturity securities from the estimate of credit losses and report accrued interest separately in other assets in the consolidated balance sheet.

Allowance for credit losses on off-balance sheet credit exposures: The allowance for credit losses on off-balance sheet credit exposures is a liability account, calculated in accordance with ASC 326, representing expected credit losses over the contractual period for which the Company is exposed to credit risk resulting from a contractual obligation to extend credit. No allowance is recognized if we have the unconditional right to cancel the obligation. The allowance is reported as a component of other liabilities in the consolidated balance sheets. Adjustments to the allowance are reported in the income statement as a component of provision for credit losses. Further information regarding Company policies and methodology used to estimate the allowance for credit losses on off-balance sheet credit exposures is presented in Note 13. Off-Balance Sheet Arrangements, Commitments and Contingencies.

Premises and equipment, net: Land is carried at cost. Bank premises, furniture and equipment and aircraft are carried at cost, less accumulated depreciation computed principally by the straight-line method over the estimated useful lives of the assets, which range from three to thirty years. Real property acquired after January 1, 2019, accounts for depreciation using the straight-line method over the estimated useful lives of the assets considering the salvage value of the real property.

Leasehold improvements are carried at cost and are depreciated over the shorter of the estimated useful life or the lease period.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Software: Costs incurred in connection with development or purchase of internal use software and cloud computing arrangements, including in-substance software licenses, are capitalized. Amortization is computed on a straight-line basis over the estimated useful life of the asset, which generally ranges from one to five years. Capitalized software is included in other assets in the consolidated balance sheets.

Leases: The Company's leases are accounted for under ASC Topic 842, Leases. For operating leases with a term greater than one year, the Company recognizes operating right-of-use (ROU) lease assets and operating lease liabilities, which are recorded in other assets and other liabilities, respectively, in the consolidated balance sheets. The Company determines if an arrangement is a lease at inception. Operating ROU lease assets and related liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company's leases do not provide an implicit rate, the Company uses its incremental borrowing rate referenced to the Federal Home Loan Bank Secure Connect advance rates for borrowings of similar terms in determining the present value of lease payments. The operating ROU lease asset also includes any lease pre-payments made and excludes lease incentives. The Company's lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which the Company has elected to account for separately as the non-lease component amounts are readily determinable under most leases.

Long-term assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate that their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Other real estate owned: Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value less estimated selling costs at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell.

Revenue and expenses from operations of other real estate owned and impairment charges on other real estate are included in noninterest expense. Gains and losses on sale of other real estate are included in noninterest income.

Goodwill and other intangible assets, net: Goodwill represents the excess of costs over fair value of net assets of businesses acquired. Goodwill is tested for impairment annually on December 31 or on an interim basis if an event triggering impairment may have occurred. If a reporting unit’s carrying amount exceeds its fair value, the Company will record an impairment charge based on that difference. During 2024, the Company recorded a $518,000 goodwill impairment charge as further discussed in Note 7. Goodwill and Other Intangible Assets, Net.

Core deposit intangibles and other acquired customer relationship intangibles arising from bank acquisitions are amortized on a straight-line basis over their original estimated useful lives of ten years and thirteen years, respectively. Other intangible assets are tested for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable from future undiscounted cash flows.

Restricted stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB of Dallas and other restricted stock do not have readily determinable fair values as ownership is restricted and they lack a ready market. As a result, these stocks are carried at cost and evaluated periodically by management for impairment. Both cash and stock dividends are reported as income.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Bank-owned life insurance: Bank-owned life insurance is recorded at the amount that can be realized under the insurance contracts at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Changes in the net cash surrender value of the policies, as well as insurance proceeds received are reflected in noninterest income.

Income taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities (excluding deferred tax assets and liabilities related to business combinations or components of other comprehensive income). Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. The effect of a change in tax rates on deferred assets and liabilities is recognized in income taxes during the period that includes the enactment date. A valuation allowance, if needed, reduces deferred tax assets to the expected amount more likely than not to be realized. Realization of deferred tax assets is dependent upon the level of historical income, prudent and feasible tax planning strategies, reversals of deferred tax liabilities and estimates of future taxable income.

The Company evaluates uncertain tax positions at the end of each reporting period. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit recognized in the financial statements from any such position is measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. Any interest and/or penalties related to income taxes are reported as a component of income tax expense.

Loan commitments and related financial instruments: In the ordinary course of business, the Company has entered into certain off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Stock based compensation: Compensation cost is recognized for restricted stock awards/stock units issued to employees based on the market price of the Company's common stock on the grant date. Stock-based compensation expense is generally recognized using the straight-line method over the requisite service period for time-based awards. Compensation expense for performance stock units is recognized over the service period of the award based upon the probable number of units expected to vest. The impact of forfeitures of stock-based payment awards on compensation expense is recognized as forfeitures occur.

Transfers of financial assets: Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Advertising costs: Advertising costs are expensed as incurred.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Business combinations: The Company applies the acquisition method of accounting for business combinations. Under the acquisition method, the acquiring entity in a business combination recognizes 100% of the assets acquired and liabilities assumed at their acquisition date fair values. Management utilizes valuation techniques appropriate for the asset or liability being measured in determining these fair values. Any excess of the purchase price over amounts allocated to assets acquired, including identifiable intangible assets, and liabilities assumed is recorded as goodwill. Where amounts allocated to assets acquired and liabilities assumed is greater than the purchase price, a bargain purchase gain is recognized. Adjustments identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined. Acquisition-related costs are expensed as incurred.

Comprehensive income: Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. Gains and losses on available for sale securities are reclassified to net income as the gains or losses are realized upon sale of the securities. For securities transferred from available for sale to the held to maturity classification, the remaining pre-tax gains and losses will be amortized over the remaining life of the securities, as an adjustment of yield on the transferred securities. For cash flow hedges, gains and losses on the derivative(s) are recorded in accumulated other comprehensive income and subsequently reclassified into interest income in the same period that the hedged transaction affects earnings.

Fair values of financial instruments: Accounting standards define fair value, establish a framework for measuring fair value in GAAP, and require certain disclosures about fair value measurements (see Note 17. Fair Value Measurements). In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Company's creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Derivative financial instruments: The Company enters into certain derivative financial instruments: interest rate lock commitments, forward mortgage-backed securities trades and interest rate swaps. The accounting for changes in fair value depends on the intended use of the derivative. Changes in fair value of derivatives designated in a qualifying hedge relationship are recorded in accumulated other comprehensive income. Changes in fair value of derivatives not designated in a qualifying hedge relationship are recognized directly in earnings. All derivatives are carried at fair value in either other assets or other liabilities. See Note 18. Derivative Financial Instruments for further information regarding Company policy.

Mortgage banking revenue: This revenue category reflects the Company's mortgage production revenue, including fees and income derived from mortgages originated with the intent to sell, gains on sales of mortgage loans and the initial and subsequent changes in the fair value of the mortgage derivatives. Interest earned on mortgage loans is recorded in interest income.

Loss Contingencies. Loss contingencies, including claims and legal actions arising in the ordinary course of business are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Revenue recognition: ASC Topic 606, Revenue from Contracts with Customers (ASC 606), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The majority of the Company's revenue-generating transactions are not subject to ASC 606, including revenue generated from financial instruments, such as loans, letters of credit, and investment securities, as well as revenue related to mortgage banking activities, and BOLI, as these activities are subject to other accounting guidance. Descriptions of revenue-generating activities that are within the scope of ASC 606, and are presented in the accompanying Consolidated Statements of Income as components of noninterest income, are as follows:

•	Service charges on deposit accounts - these represent general service fees for monthly account maintenance and activity or transaction-based fees and consist of transaction-based revenue, time-based revenue (service period), item-based revenue or some other individual attribute-based revenue. Revenue is recognized when the performance obligation is completed which is generally monthly for account maintenance services or when a transaction has been completed (such as a wire transfer). Payment for such performance obligations are generally received at the time the performance obligations are satisfied.
•	Investment management - includes income related to providing investment management services to customers under investment management contracts. Also included are fees received from a third party broker-dealer as part of a revenue-sharing agreement for fees earned from customers that are referred to a third party. The investment management fees and referral fees are billed and paid on a quarterly basis and recognized ratably throughout the quarter as performance obligations are satisfied.
•	Mortgage warehouse purchase program fees - includes fees for the administration and funding of mortgage loans, as well as renewal and application fees received from mortgage originator customers through our mortgage warehouse purchase program. Revenue related to the warehouse program is recognized when the related loan interest is paid off or upon renewal or application.
•	Gains and losses on the sale of other real estate owned - generally recognized when the performance obligation is complete which is typically at delivery of control over the property to the buyer at time of each real estate closing.
•	Other noninterest income - includes the Company's correspondent bank earnings credit, acquired loan recoveries, other deposit fees, and merchant interchange income. The majority of these fees in other noninterest income are not subject to the requirements of ASC 606. The other deposit fees and merchant interchange income are in the scope of ASC 606, and payment for such performance obligations are generally received at the time the performance obligations are satisfied.

The Company has made no significant judgments in applying the revenue guidance prescribed in ASC 606 that affect the determination of the amount and timing of revenue from the above-described contracts with customers.

Earnings (loss) per share: Basic earnings (loss) per common share is calculated as net income available to common shareholders divided by the weighted average number of common shares outstanding during the period. The unvested share-based payment awards that contain rights to non-forfeitable dividends are considered participating securities for this calculation. Diluted earnings (loss) per common share includes the dilutive effect of additional potential common shares issuable under participating nonvested restricted stock awards as well as performance stock units (PSUs). The participating nonvested restricted stock awards were not included in dilutive shares as they were anti-dilutive for the years ended December 31, 2024, 2023 and 2022. Additionally, performance stock units were not included in dilutive shares for the year ended December 31, 2024 as they were anti-dilutive. Proceeds from the assumed exercise of dilutive participating nonvested restricted stock awards and PSUs are assumed to be used to repurchase common stock at the average market price.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The following table presents a reconciliation of net (loss) income available to common shareholders and the number of shares used in the calculation of basic and diluted (loss) earnings per common share:

	Years Ended December 31,
	2024	2023	2022
Basic (loss) earnings per share:
Net (loss) income	$(439,270)	$43,201	$196,291
Less:
Undistributed (loss) earnings allocated to participating securities	(3,278)	(45)	1,037
Dividends paid on participating securities	411	142	494
Net (loss) income available to common shareholders	$(436,403)	$43,104	$194,760
Weighted average basic shares outstanding	41,122,922	41,175,010	41,385,516
Basic (loss) earnings per share	$(10.61)	$1.05	$4.71
Diluted (loss) earnings per share:
Net (loss) income available to common shareholders	$(436,403)	$43,104	$194,760
Total weighted average basic shares outstanding	41,122,922	41,175,010	41,385,516
Add dilutive performance stock units	—	94,409	83,259
Total weighted average diluted shares outstanding	41,122,922	41,269,419	41,468,775
Diluted (loss) earnings per share	$(10.61)	$1.04	$4.70
Anti-dilutive participating securities	66,117	36,025	124,503
Anti-dilutive performance stock units	88,595	—	—

Note 2. Recent Accounting Standards

Adoption of accounting standards

ASU 2023-01, Leases (Topic 842): Common Control Arrangements. ASU 2023-01 requires entities to amortize leasehold improvements associated with common control leases over the useful life to the common control group. ASU 2023-01 was effective for the Company on January 1, 2024. The adoption of ASU 2023-01 did not have a significant impact on the financial statements.

ASU 2023-02, Investments - Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method. ASU 2023-02 is intended to improve the accounting and disclosures for investments in tax credit structures. ASU 2023-02 allows entities to elect to account for qualifying tax equity investments using the proportional amortization method, regardless of the program giving rise to the related income tax credits. Previously, this method was only available for qualifying tax equity investments in low-income housing tax credit structures. ASU 2023-02 was effective for the Company on January 1, 2024. The adoption of ASU 2023-02 did not have a significant impact on the financial statements.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07 amends current guidance to require a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and to provide in interim periods all disclosures about a reportable segment's profit or loss and assets that are currently required annually. Public entities with a single reporting segment are required to provide both the new disclosures and all of the existing disclosures required under ASC 280. ASU 2023-07 was effective for the Company for annual periods on January 1, 2024 and for interim periods starting in 2025. The adoption of ASU 2023-07 did not have a significant impact on the financial statements. See Note 21. Segment Information.

ASU 2022-01, Derivatives and Hedging (Topic 815): Fair Value Hedging - Portfolio Layer Method. Under prior guidance, entities can apply the last-of-layer hedging method to hedge the exposure of a closed portfolio of prepayable financial assets to fair value changes due to changes in interest rates for a portion of the portfolio that is not expected to be affected by prepayments, defaults, and other events affecting the timing and amount of cash flows. ASU 2022-01 expands the last-of-layer method, which permits only one hedge layer, to allow multiple hedged layers of a single closed portfolio. To reflect that expansion, the last-of-layer method is renamed the portfolio layer method. ASU 2022-01 also (i) expands the scope of the portfolio layer method to include non-prepayable financial assets, (ii) specifies eligible hedging instruments in a single-layer hedge, (iii) provides additional guidance on the accounting for and disclosure of hedge basis adjustments under the portfolio layer method and (iv) specifies how hedge basis adjustments should be considered when determining credit losses for the assets included in the closed portfolio. ASU 2022-01 was effective for the Company on January 1, 2023. The adoption of ASU 2022-01 did not have a significant impact on the financial statements.

ASU 2022-02, Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. ASU 2022-02 eliminates the accounting guidance for troubled debt restructurings in ASC Subtopic 310-40, Receivables - Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. Additionally, ASU 2022-02 requires entities to disclose current-period gross write-offs by year of origination for financing receivables and net investments in leases within the scope of ASC Subtopic 326-20, Financial Instruments - Credit Losses - Measured at Amortized Cost. ASU 2022-02 was effective for the Company on January 1, 2023. The adoption of ASU 2022-02 did not have a significant impact on the financial statements.

Issued but not yet effective accounting standards

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 amends current guidance under ASC 740 to enhance the transparency and decision-usefulness of income tax disclosures. The guidance requires public business entities to disclose in the rate reconciliation table additional categories of information about federal, state and foreign income taxes and to provide more details about the reconciling items in some categories if the items meet a quantitative threshold. The guidance requires all entities, to disclose annually, income taxes paid (net of refunds received) disaggregated by federal, state and foreign taxes and to disaggregate the information by jurisdiction based on a quantitative threshold. ASU 2023-09 will be effective for the Company on January 1, 2025. The adoption of ASU 2023-09 is not expected to have a significant impact on the financial statements.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. ASU 2024-03 requires disaggregated disclosure of income statement expenses for public business entities. ASU 2024-03 requires new financial statement disclosures in tabular format, disaggregating information about prescribed categories underlying any relevant income statement expense caption. The prescribed categories include, among other things, employee compensation, depreciation, and intangible asset amortization. Additionally, entities must disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. ASU 2024-03 will be effective for the Company on January 1,2027, and interim periods within fiscal years beginning in 2028, though early adoption and retrospective application is permitted. ASU 2024-03 is not expected to have a significant impact on the financial statements.

Note 3. Statement of Cash Flows

As allowed by the accounting standards, the Company has chosen to report, on a net basis, its cash receipts and cash payments for time deposits accepted and repayments of those deposits, and loans made to customers and principal collections on those loans. The Company uses the indirect method to present cash flows from operating activities. Other supplemental cash flow information is presented below:

	Years Ended December 31,
	2024	2023	2022
Cash transactions:
Interest expense paid	$526,878	$380,804	$92,506
Income taxes paid	$9,942	$25,786	$46,570
Noncash transactions:
Deferred dividend equivalents	$243	$(51)	$200
Transfer of loans to other real estate owned	$2,140	$—	$23,900
Loans to facilitate the sale of other real estate owned	$—	$6,188	$—
Transfer of securities available for sale to held to maturity	$—	$—	$117,583
Right-of-use assets obtained in exchange for lease liabilities	$6,282	$8,698	$4,011
Loans purchased, not yet settled	$—	$—	$27,210
Transfer of bank premises to other real estate	$—	$805	$—

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Note 4. Securities

Securities have been classified in the consolidated balance sheets according to management’s intent. The amortized cost of securities and their approximate fair values at December 31, 2024 and 2023, are as follows:

	Amortized Cost (1)	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale
December 31, 2024
U.S. treasuries	$166,924	$—	$(10,018)	$156,906
Government agency securities	467,515	—	(69,161)	398,354
Obligations of state and municipal subdivisions	212,740	26	(12,088)	200,678
Corporate bonds	43,000	—	(4,969)	38,031
Mortgage-backed securities guaranteed by FHLMC, FNMA and GNMA	760,288	5	(126,547)	633,746
Other securities	500	—	—	500
	$1,650,967	$31	$(222,783)	$1,428,215
December 31, 2023
U.S. treasuries	$228,231	$—	$(14,009)	$214,222
Government agency securities	467,754	—	(71,648)	396,106
Obligations of state and municipal subdivisions	237,146	122	(9,634)	227,634
Corporate bonds	43,000	—	(7,180)	35,820
Mortgage-backed securities guaranteed by FHLMC, FNMA and GNMA	839,071	8	(119,610)	719,469
Other securities	500	—	—	500
	$1,815,702	$130	$(222,081)	$1,593,751

Securities Held to Maturity
December 31, 2024
Obligations of state and municipal subdivisions	$203,405	$—	$(39,568)	$163,837

December 31, 2023
Obligations of state and municipal subdivisions	$205,232	$264	$(34,499)	$170,997

____________

(1) Excludes accrued interest receivable of $6,532 and $7,129 on available for sale and $2,365 and $2,365 on held to maturity securities at December 31, 2024 and 2023, respectively, that is recorded in other assets on the accompanying consolidated balance sheets.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The amortized cost and estimated fair value of securities at December 31, 2024, by contractual maturity, are shown below. Maturities of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2024
	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$88,250	$87,271	$—	$—
Due from one year to five years	349,980	322,749	—	—
Due from five to ten years	341,923	292,179	—	—
Thereafter	110,526	92,270	203,405	163,837
	890,679	794,469	203,405	163,837
Mortgage-backed securities guaranteed by FHLMC, FNMA and GNMA	760,288	633,746	—	—
	$1,650,967	$1,428,215	$203,405	$163,837

Securities with a fair value of approximately $1,053,654 and $950,604 at December 31, 2024 and 2023, respectively, were pledged primarily to secure deposits.

There were no sales of securities during the years ended December 31, 2024, 2023 and 2022.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2024 and 2023, are summarized as follows for available for sale securities:

	Less Than 12 Months		Greater Than 12 Months		Total
Description of Securities	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
Securities Available for Sale
December 31, 2024
U.S. treasuries	$—	$—	$156,906	$(10,018)	$156,906	$(10,018)
Government agency securities	—	—	398,354	(69,161)	398,354	(69,161)
Obligations of state and municipal subdivisions	35,865	(269)	149,378	(11,819)	185,243	(12,088)
Corporate bonds	—	—	35,031	(4,969)	35,031	(4,969)
Mortgage-backed securities guaranteed by FHLMC, FNMA and GNMA	4,630	(263)	628,712	(126,284)	633,342	(126,547)
	$40,495	$(532)	$1,368,381	$(222,251)	$1,408,876	$(222,783)

December 31, 2023
U.S. treasuries	$—	$—	$214,222	$(14,009)	$214,222	$(14,009)
Government agency securities	—	—	396,106	(71,648)	396,106	(71,648)
Obligations of state and municipal subdivisions	40,864	(360)	147,529	(9,274)	188,393	(9,634)
Corporate bonds	—	—	32,820	(7,180)	32,820	(7,180)
Mortgage-backed securities guaranteed by FHLMC, FNMA and GNMA	8,724	(312)	710,301	(119,298)	719,025	(119,610)
	$49,588	$(672)	$1,500,978	$(221,409)	$1,550,566	$(222,081)

The Company's securities classified as available for sale and held to maturity are evaluated for expected credit losses by applying the appropriate expected credit losses methodology in accordance with ASC Topic 326, Financial Instruments - Credit Losses. At December 31, 2024 and 2023, management's review of all securities at an unrealized loss position determined that the losses resulted from factors not related to credit quality. This conclusion is based on management's analysis of the underlying risk characteristics, including credit ratings, and other qualitative factors for each security type in our portfolio.

The unrealized losses on available for sale securities are generally due to increases in market interest rates. Furthermore, the Company has the intent to hold the available for sale securities until maturity or a forecasted recovery, and it is more likely than not that the Company will not have to sell the securities before the recovery of their cost basis. The issuers of these securities continue to make timely principal and interest payments under the contractual terms of the securities. As such, there is no allowance for credit losses on available for sale securities recognized as of December 31, 2024 and 2023.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The Company's held to maturity securities include taxable and tax-exempt municipal securities issued primarily by school districts but also may include utility districts or other municipalities. With regard to securities issued by state and municipal subdivisions, management considers issuer bond ratings, historical loss rates for given bond ratings, whether issuers continue to make timely principal and interest payments under the contractual terms of the securities, internal forecasts and whether or not such securities are guaranteed. Substantially all of the Company's held to maturity securities are guaranteed by the Texas Permanent School Fund (PSF), which is a sovereign wealth fund that serves to provide revenues for funding of public primary and secondary education in the State of Texas. At December 31, 2024 and 2023, all of the Company's held to maturity securities were rated AAA/Aaa by Moody's and/or Standard & Poor's bond rating services. Furthermore, as of December 31, 2024 and 2023, there were no past due principal or interest payments associated with these securities. As such, no allowance for credit losses has been recorded on held to maturity securities as of December 31, 2024 and 2023.

Note 5. Loans, Net and Allowance for Credit Losses on Loans

Loans, net at December 31, 2024 and 2023, consisted of the following:

	December 31,
	2024	2023
Commercial	$2,060,147	$2,266,851
Mortgage warehouse purchase loans	—	549,689
Real estate:
Commercial	8,067,639	8,289,124
Commercial construction, land and land development	1,123,803	1,231,484
Residential	1,740,357	1,669,786
Single-family interim construction	403,445	517,928
Agricultural	112,186	109,451
Consumer	78,391	76,229
Total loans (1)	13,585,968	14,710,542
Allowance for credit losses	(133,040)	(151,861)
Total loans, net (1)	$13,452,928	$14,558,681

____________

(1)	Excludes accrued interest receivable of $50,326 and $54,563 at December 31, 2024 and 2023, respectively, that is recorded in other assets on the accompanying consolidated balance sheets.

The Company has certain lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis. A reporting system supplements the review process by providing management with frequent reports related to loan production, loan quality, concentrations of credit, loan delinquencies and nonperforming and potential problem loans.

Commercial loans are underwritten after evaluating and understanding the borrower’s ability to operate profitably and prudently expand its business. The Company’s management examines current and projected cash flows to determine the ability of the borrower to repay their obligations as agreed. Commercial loans are primarily made based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. These cash flows, however, may not be as expected and the value of collateral securing the loans may fluctuate. Most commercial loans are secured by the assets being financed or other business assets such as accounts receivable or inventory and may incorporate a personal guarantee; however, some short-term loans may be made on an unsecured basis.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The commercial loan portfolio includes loans made to customers in the energy industry, which is a complex, technical and cyclical industry. Experienced bankers with specialized energy lending experience originate our energy loans. Companies in this industry produce, extract, develop, exploit and explore for oil and natural gas. Loans are primarily collateralized with proven producing oil and gas reserves based on a technical evaluation of these reserves. At December 31, 2024 and 2023, there were approximately $707,901 and $621,883 of energy-related loans outstanding, respectively.

The Company had a mortgage warehouse purchase program providing mortgage inventory financing for residential mortgage loans originated by mortgage banker clients across a broad geographic scale. Proceeds from the sale of mortgages were the primary source of repayment for warehouse inventory financing via approved investor takeout commitments. These loans typically had a very short duration ranging between a few days to 15 days. In some cases, loans to larger mortgage originators were financed for up to 60 days. Mortgage warehouse purchase program loans were collectively evaluated for impairment and were purchased under several contractual requirements which provided safeguards to the Company. The Company did not experience any losses on these loans and no allowance for credit losses were allocated to them. The mortgage warehouse purchase program line of business was discontinued in fourth quarter 2024 and there were no such loans outstanding as of December 31, 2024.

Commercial real estate loans are subject to underwriting standards and processes similar to commercial loans. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally largely dependent on the successful operation of the property or the business conducted on the property securing the loan. Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy. The properties securing the Company’s commercial real estate portfolio are diverse in terms of type and geographic location as well as granularity with moderate average loan sizes. Management monitors the diversification of the portfolio on a quarterly basis by type and geographic location. Management also tracks the level of owner-occupied property versus non owner-occupied property. At both December 31, 2024 and 2023, the portfolio consisted of approximately 21% of owner-occupied property.

Land and commercial land development loans are underwritten using feasibility studies, independent appraisal reviews and financial analysis of the developers or property owners. Generally, borrowers must have a proven track record of success. Commercial construction loans are generally based upon estimates of cost and value of the completed project. These estimates may not be accurate. Commercial construction loans often involve the disbursement of substantial funds with the repayment dependent on the success of the ultimate project. Sources of repayment for these loans may be pre-committed permanent financing or sale of the developed property. The loans in this portfolio are geographically diverse and due to the increased risk are monitored closely by management and the board of directors on a quarterly basis.

Residential real estate and single-family interim construction loans are underwritten primarily based on borrowers’ documented income and ability to repay the Bank and other creditors as well as minimum collateral values and credit scores. Relatively small loan amounts are spread across many individual borrowers, which minimizes risk in the residential portfolio. In addition, management evaluates trends in past dues and current economic factors on a regular basis.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Agricultural loans are collateralized by real estate and/or agricultural-related assets. Agricultural real estate loans are primarily comprised of loans for the purchase of farmland. Loan-to-value ratios on loans secured by farmland generally do not exceed 80% and have amortization periods limited to twenty years. Agricultural non-real estate loans are generally comprised of term loans to fund the purchase of equipment, livestock and seasonal operating lines to grain farmers to plant and harvest corn and soybeans. Specific underwriting standards have been established for agricultural-related loans including the establishment of projections for each operating year based on industry developed estimates of farm input costs and expected commodity yields and prices. Operating lines are typically written for one year and secured by the crop and other farm assets as considered necessary. Agricultural loans carry credit risks as they involve larger balances concentrated with single borrowers or groups of related borrowers. In addition, repayment of such loans depends on the successful operation or management of the farm property securing the loan or for which an operating loan is utilized. Farming operations may be affected by adverse weather conditions such as drought, hail or floods that can severely limit crop yields.

Consumer loans represent less than 1% of the outstanding total loan portfolio. Collateral consists primarily of automobiles and other personal assets. Credit score analysis is used to supplement the underwriting process.

Most of the Company’s lending activity occurs within the state of Texas, primarily in the north, central and southeast Texas regions and the state of Colorado, specifically along the Front Range area. As of December 31, 2024, loans in the North Texas region represented 33% of the total portfolio, followed by the Colorado Front Range region at 28%, the Houston region at 26% and the Central Texas region at 13%. A large percentage of the Company’s portfolio consists of commercial and residential real estate loans. As of December 31, 2024 and 2023, there were no concentrations of loans related to a single industry in excess of 10% of total loans.

Under ASC 326, the allowance for credit losses is a valuation account that is deducted from the amortized cost basis of loans to present the net amount expected to be collected on the loans. Loans, or portions thereof, are charged-off against the allowance when they are deemed uncollectible. Recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off. The amount of the allowance represents management's best estimate of current expected credit losses on loans considering available information relevant to assessing collectibility over the loans' contractual terms, adjusted for expected prepayments when appropriate. The contractual term excludes expected extensions, renewals and modifications unless the extension or renewal options are included in the borrower contract and are not unconditionally cancellable by the Company.

The Company's allowance balance is estimated using relevant available information, from internal and external sources, relating to past events, current conditions and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are made for differences in current loan-specific risk characteristics such as differences in underwriting standards, portfolio mix, credit quality, or term as well as for changes in environmental conditions, such as changes in unemployment rates, gross domestic product, property values, various price indices, and/or other relevant factors. The Company utilizes Moody’s Analytics economic forecast scenarios and assigns probability weighting to those scenarios which best reflect management’s views on the economic forecast.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The allowance for credit losses is measured on a collective basis for portfolios of loans when similar risk characteristics exist. Loans that do not share risk characteristics are evaluated for expected credit losses on an individual basis and excluded from the collective evaluation. For determining the appropriate allowance for credit losses on a collective basis, the loan portfolio is segmented into pools based upon similar risk characteristics and a lifetime loss-rate model is utilized. For modeling purposes, loan pools include: commercial and industrial, commercial real estate - construction/land development, commercial real estate - owner occupied, commercial real estate - non-owner occupied, agricultural, residential real estate, HELOCs, single-family interim construction, and consumer. Management periodically reassesses each pool to ensure the loans within the pool continue to share similar characteristics and risk profiles and to determine whether further segmentation is necessary. The measurement of expected credit losses is impacted by loan/borrower attributes and certain macroeconomic variables. Management has determined that they are reasonably able to forecast the macroeconomic variables used in the modeling processes with an acceptable degree of confidence for a total of two years then encompassing a reversion process whereby the forecasted macroeconomic variables are reverted to their historical mean utilizing a rational, systematic basis. Management qualitatively adjusts model results for risk factors that are not considered within the modeling processes but are nonetheless relevant in assessing the expected credit losses within the loan pools. These qualitative factor (Q-Factor) adjustments may increase or decrease management's estimate of expected credit losses by a calculated percentage or amount based upon the estimated level of risk.

Loans exhibiting unique risk characteristics and requiring an individual evaluation are measured based on 1) the present value of expected future cash flows discounted at the loan's effective interest rate; 2) the loan's observable market price; or 3) the fair value of collateral if the loan is collateral dependent. The majority of the Company’s individually evaluated loans are measured at the fair value of the collateral.

Management continually evaluates the allowance for credit losses based upon the factors noted above. Should any of the factors considered by management change, the Company’s estimate of credit losses could also change and would affect the level of future provision for credit losses. Portions of the allowance may be allocated for specific credits; however, the entire allowance is available for any credit that, in management’s judgment, should be charged-off. While the calculation of the allowance for credit losses utilizes management’s best judgment and all the information available, the adequacy of the allowance for credit losses is dependent on a variety of factors beyond the Company’s control, including, among other things, the performance of the entire loan portfolio, the economy, changes in interest rates and the view of regulatory authorities towards loan classifications.

Loans requiring an individual evaluation are generally identified at the servicing officer level based on review of weekly past due reports and/or the loan officer’s communication with borrowers. In addition, the status of past due loans are routinely discussed within each lending region as well as credit committee meetings to determine if classification is warranted. The Company’s internal loan review department has implemented an internal risk-based loan review process to identify potential internally classified loans that supplements the independent external loan review. Independent loan reviews cover a wide range of the loan portfolio, including large lending relationships, specifically targeted loan types, and if applicable recently acquired loan portfolios. These reviews include analysis of borrower’s financial condition, payment histories, review of loan documentation and collateral values to determine if a loan should be internally classified. Generally, once classified, an analysis is completed by the credit department to determine the amount of allocated allowance for credit loss required. Expected credit losses for collateral dependent loans, including loans where the borrower is experiencing financial difficulty but foreclosure is not probable, are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The following is a summary of the activity in the allowance for credit losses on loans by class for the years ended December 31, 2024, 2023 and 2022:

	Commercial	Commercial Real Estate	Commercial Construction, Land and Land Development	Residential Real Estate	Single-Family Interim Construction	Agricultural	Consumer	Total
Year ended December 31, 2024
Balance at beginning of year	$34,793	$60,096	$31,494	$6,917	$17,437	$745	$379	$151,861
Provision for credit losses	3,184	12,303	(11,718)	4,594	(3,998)	(282)	17	4,100
Charge-offs	(18,721)	(1,844)	—	(46)	(2,582)	(17)	(44)	(23,254)
Recoveries	145	87	100	—	—	—	1	333
Balance at end of year	$19,401	$70,642	$19,876	$11,465	$10,857	$446	$353	$133,040

Year ended December 31, 2023
Balance at beginning of year	$54,037	$61,078	$17,696	$3,450	$11,817	$207	$502	$148,787
Provision for credit losses	(19,270)	(982)	14,883	3,467	5,647	539	(107)	4,177
Charge-offs	(918)	—	(1,196)	—	(27)	(6)	(17)	(2,164)
Recoveries	944	—	111	—	—	5	1	1,061
Balance at end of year	$34,793	$60,096	$31,494	$6,917	$17,437	$745	$379	$151,861

Year ended December 31, 2022
Balance at beginning of year	$49,747	$65,110	$23,861	$2,192	$7,222	$106	$468	$148,706
Provision for credit losses	5,534	(23)	(6,165)	1,183	4,595	101	43	5,268
Charge-offs	(1,739)	(4,159)	—	(6)	—	—	(10)	(5,914)
Recoveries	495	150	—	81	—	—	1	727
Balance at end of year	$54,037	$61,078	$17,696	$3,450	$11,817	$207	$502	$148,787

The Company will charge-off that portion of any loan which management considers a loss. Commercial and real estate loans are generally considered for charge-off when exposure beyond collateral coverage is apparent and when no further collection of the loss portion is anticipated based on the borrower’s financial condition.

The following table presents loans that were evaluated for expected credit losses on an individual basis and the related specific credit loss allocations, by loan class as of December 31, 2024 and 2023:

	December 31, 2024		December 31, 2023
	Loan Balance	Specific Allocations	Loan Balance	Specific Allocations
Commercial	$7,696	$2,086	$21,534	$11,662
Commercial real estate	31,711	4,539	25,672	3,567
Commercial construction, land and land development	—	—	—	—
Residential real estate	982	—	—	—
Single-family interim construction	—	—	—	—
Agricultural	—	—	75	19
Consumer	—	—	—	—
	$40,389	$6,625	$47,281	$15,248

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Nonperforming loans by loan class at December 31, 2024 and 2023, are summarized as follows:

	Commercial	Commercial Real Estate	Commercial Construction, Land and Land Development	Residential Real Estate	Single-Family Interim Construction	Agricultural	Consumer	Total
December 31, 2024
Nonaccrual loans (1)	$7,729	$32,349	$7	$2,205	$—	$—	$—	$42,290
Loans past due 90 days and still accruing	2	—	—	643	—	—	—	645
Total nonperforming loans	$7,731	$32,349	$7	$2,848	$—	$—	$—	$42,935
December 31, 2023
Nonaccrual loans (1)	$21,541	$26,564	$10	$2,111	$—	$75	$5	$50,306
Loans past due 90 days and still accruing	—	14	—	1,480	—	—	—	1,494
Total nonperforming loans	$21,541	$26,578	$10	$3,591	$—	$75	$5	$51,800

____________

(1)

There are $8,918 and $14 in loans on nonaccrual without an allowance for credit loss as of December 31, 2024 and 2023, respectively. Additionally, no interest income was recognized on nonaccrual loans. No significant amounts of accrued interest was reversed during the years ended December 31, 2024 and 2023.

The accrual of interest is discontinued on a loan when management believes that, after considering collection efforts and other factors, the borrower's financial condition is such that collection of interest is doubtful, as well as when required by regulatory provisions. Regulatory provisions would typically require the placement of a loan on non-accrual status if 1) principal or interest has been in default for a period of 90 days or more unless the loan is both well secured and in the process of collection or 2) full payment of principal and interest is not expected. All interest accrued but not collected for loans that are placed on nonaccrual status or charged-off is reversed against interest income. Cash collections on nonaccrual loans are generally credited to the loan receivable balance, and no interest income is recognized on those loans until the principal balance has been collected. Loans are generally returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Occasionally, the Company modifies loans to borrowers in financial distress by providing certain concessions, such as principal forgiveness, term extension, an other-than-insignificant payment delay, an interest rate reduction, or a combination of such concessions. When principal forgiveness is provided, the amount of forgiveness is charged-off against the allowance for credit losses. Upon the Company's determination that a modified loan (or portion of a loan) has subsequently been deemed uncollectible, the loan (or portion of the loan) is written off. During the years ended December 31, 2024 and 2023, the Company did not provide any modifications under these circumstances to borrowers experiencing financial difficulty.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. The following table presents information regarding the aging of past due loans by loan class as of December 31, 2024 and 2023:

	Loans 30-89 Days Past Due	Loans 90 Days or More Past Due	Total Past Due Loans	Current Loans	Total Loans
December 31, 2024
Commercial	$219	$7,729	$7,948	$2,052,199	$2,060,147
Commercial real estate	4,671	31,268	35,939	8,031,700	8,067,639
Commercial construction, land and land development	141	—	141	1,123,662	1,123,803
Residential real estate	7,935	2,081	10,016	1,730,341	1,740,357
Single-family interim construction	—	—	—	403,445	403,445
Agricultural	34	—	34	112,152	112,186
Consumer	126	—	126	78,265	78,391
	$13,126	$41,078	$54,204	$13,531,764	$13,585,968
December 31, 2023
Commercial	$1,898	$4,883	$6,781	$2,260,070	$2,266,851
Mortgage warehouse purchase loans	—	—	—	549,689	549,689
Commercial real estate	5,388	12,432	17,820	8,271,304	8,289,124
Commercial construction, land and land development	2,457	—	2,457	1,229,027	1,231,484
Residential real estate	7,477	2,282	9,759	1,660,027	1,669,786
Single-family interim construction	828	—	828	517,100	517,928
Agricultural	—	75	75	109,376	109,451
Consumer	267	4	271	75,958	76,229
	$18,315	$19,676	$37,991	$14,672,551	$14,710,542

The Company’s internal classified report is segregated into the following categories: 1) Pass/Watch, 2) Special Mention, 3) Substandard, 4) Doubtful and 5) Loss. The loans placed in the Pass/Watch category reflect the Company’s opinion that the loans reflect potential weakness that requires monitoring on a more frequent basis. The loans in the Special Mention category reflect the Company’s opinion that the credit contains weaknesses which represent a greater degree of risk and warrant extra attention. These loans are reviewed monthly by officers and senior management to determine if a change in category is warranted. The loans placed in the Substandard category are considered to be potentially inadequately protected by the current debt service capacity of the borrower and/or the pledged collateral. These credits, even if apparently protected by collateral value, have shown weakness related to adverse financial, managerial, economic, market or political conditions, which may jeopardize repayment of principal and interest and may be considered impaired. There is a possibility that some future loss could be sustained by the Company if such weakness is not corrected. The Doubtful category includes loans that are in default or principal exposure is probable and the possibility of loss is extremely high. The Loss category includes loans that are considered uncollectible, with little chance of turnaround.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Management considers the guidance in ASC 310-20 when determining whether a modification, extension or renewal of a loan constitutes a current period origination. Generally, current period renewals of credit are re-underwritten at the point of renewal and considered current period originations for purposes of the table below. The following summarizes the amortized cost basis of loans by year of origination/renewal and credit quality indicator by class of loan as of December 31, 2024 and 2023:

								Revolving Loans Converted to Term Loans
	Term Loans by Year of Origination or Renewal						Revolving Loans
December 31, 2024	2024	2023	2022	2021	2020	Prior			Total
Commercial
Pass	$122,614	$161,425	$145,014	$163,535	$50,311	$214,996	$1,024,547	$1,869	$1,884,311
Pass/Watch	2,674	1,771	7,580	31,560	96	3,693	28,827	132	76,333
Special Mention	1,084	—	12,036	8,641	575	70	18,051	—	40,457
Substandard	6,774	32	1,249	8,002	344	2,758	39,874	13	59,046
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total commercial	$133,146	$163,228	$165,879	$211,738	$51,326	$221,517	$1,111,299	$2,014	$2,060,147

Current period gross charge-offs	$16,672	$1,154	$—	$217	$—	$678	$—	$—	$18,721

Commercial real estate
Pass	$742,810	$849,952	$2,349,001	$1,682,912	$803,035	$888,447	$54,069	$2,495	$7,372,721
Pass/Watch	51,865	35,220	133,484	145,328	19,916	49,768	362	17	435,960
Special Mention	16,705	13,072	49,469	24,351	27,010	10,242	—	—	140,849
Substandard	44,284	—	26,942	16,575	23,857	6,451	—	—	118,109
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total commercial real estate	$855,664	$898,244	$2,558,896	$1,869,166	$873,818	$954,908	$54,431	$2,512	$8,067,639

Current period gross charge-offs	$—	$—	$—	$1,844	$—	$—	$—	$—	$1,844

Commercial construction, land and land development
Pass	$385,860	$263,648	$303,946	$81,069	$26,037	$11,504	$20,473	$101	$1,092,638
Pass/Watch	2,565	20,289	8,219	18	—	44	—	—	31,135
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	23	—	—	7	—	—	30
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total commercial construction, land and land development	$388,425	$283,937	$312,188	$81,087	$26,037	$11,555	$20,473	$101	$1,123,803

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—

Residential real estate
Pass	$208,666	$177,646	$502,033	$319,941	$177,787	$224,603	$85,831	$4,724	$1,701,231
Pass/Watch	2,077	160	5,400	609	17,822	3,595	85	—	29,748
Special Mention	265	112	—	1,719	614	2,342	—	—	5,052
Substandard	448	982	637	3	531	1,529	196	—	4,326
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total residential real estate	$211,456	$178,900	$508,070	$322,272	$196,754	$232,069	$86,112	$4,724	$1,740,357

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

								Revolving Loans Converted to Term Loans
	Term Loans by Year of Origination or Renewal						Revolving Loans
December 31, 2024	2024	2023	2022	2021	2020	Prior			Total
Current period gross charge-offs	$—	$—	$—	$—	$44	$2	$—	$—	$46

Single-family interim construction
Pass	$238,776	$78,248	$11,048	$3,268	$—	$—	$62,907	$—	$394,247
Pass/Watch	1,922	—	—	—	—	—	7,276	—	9,198
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total single-family interim construction	$240,698	$78,248	$11,048	$3,268	$—	$—	$70,183	$—	$403,445

Current period gross charge-offs	$—	$736	$1,846	$—	$—	$—	$—	$—	$2,582

Agricultural
Pass	$12,673	$13,911	$34,600	$20,664	$8,763	$9,647	$11,332	$66	$111,656
Pass/Watch	—	—	—	—	—	—	—	—	—
Special Mention	—	—	—	—	—	—	496	—	496
Substandard	—	—	—	34	—	—	—	—	34
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total agricultural	$12,673	$13,911	$34,600	$20,698	$8,763	$9,647	$11,828	$66	$112,186

Current period gross charge-offs	$—	$—	$—	$—	$—	$17	$—	$—	$17

Consumer
Pass	$9,868	$2,153	$1,134	$305	$7,759	$1,388	$53,856	$12	$76,475
Pass/Watch	—	—	—	1,916	—	—	—	—	1,916
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total consumer	$9,868	$2,153	$1,134	$2,221	$7,759	$1,388	$53,856	$12	$78,391

Current period gross charge-offs	$—	$35	$—	$—	$—	$9	$—	$—	$44

Total loans
Pass	$1,721,267	$1,546,983	$3,346,776	$2,271,694	$1,073,692	$1,350,585	$1,313,015	$9,267	$12,633,279
Pass/Watch	61,103	57,440	154,683	179,431	37,834	57,100	36,550	149	584,290
Special Mention	18,054	13,184	61,505	34,711	28,199	12,654	18,547	—	186,854
Substandard	51,506	1,014	28,851	24,614	24,732	10,745	40,070	13	181,545
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total loans	$1,851,930	$1,618,621	$3,591,815	$2,510,450	$1,164,457	$1,431,084	$1,408,182	$9,429	$13,585,968

Current period gross charge-offs	$16,672	$1,925	$1,846	$2,061	$44	$706	$—	$—	$23,254

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

								Revolving Loans Converted to Term Loans
	Term Loans by Year of Origination or Renewal						Revolving Loans
December 31, 2023	2023	2022	2021	2020	2019	Prior			Total
Commercial
Pass	$223,287	$211,182	$281,878	$78,695	$99,516	$161,184	$1,099,241	$347	$2,155,330
Pass/Watch	168	9,672	8,976	121	2,064	9,396	5,655	—	36,052
Special Mention	185	—	13,517	85	—	820	9,052	1,214	24,873
Substandard	6,949	7,428	20,509	291	2,453	1,944	7,636	3,386	50,596
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total commercial	$230,589	$228,282	$324,880	$79,192	$104,033	$173,344	$1,121,584	$4,947	$2,266,851
Current period gross charge-offs	$285	$—	$301	$5	$73	$254	$—	$—	$918

Mortgage warehouse purchase loans
Pass	$549,689	$—	$—	$—	$—	$—	$—	$—	$549,689
Pass/Watch	—	—	—	—	—	—	—	—	—
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total mortgage warehouse purchase loans	$549,689	$—	$—	$—	$—	$—	$—	$—	$549,689
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—

Commercial real estate
Pass	$1,038,410	$2,570,061	$1,913,673	$900,786	$536,973	$805,784	$57,954	$5,827	$7,829,468
Pass/Watch	28,048	82,001	61,025	26,594	22,395	48,420	—	—	268,483
Special Mention	22,624	37,445	20,647	23,607	12,211	14,884	—	346	131,764
Substandard	5,502	16,666	27,653	4,371	3,026	2,191	—	—	59,409
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total commercial real estate	$1,094,584	$2,706,173	$2,022,998	$955,358	$574,605	$871,279	$57,954	$6,173	$8,289,124
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—

Commercial construction, land and land development
Pass	$430,273	$430,458	$218,880	$51,127	$6,693	$13,633	$22,315	$74	$1,173,453
Pass/Watch	14,177	10,132	3,415	7,184	—	58	—	—	34,966
Special Mention	224	—	22,491	314	—	—	—	—	23,029
Substandard	—	26	—	—	—	10	—	—	36
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total commercial construction, land and land development	$444,674	$440,616	$244,786	$58,625	$6,693	$13,701	$22,315	$74	$1,231,484
Current period gross charge-offs	$—	$—	$1,196	$—	$—	$—	$—	$—	$1,196

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

								Revolving Loans Converted to Term Loans
	Term Loans by Year of Origination or Renewal						Revolving Loans
December 31, 2023	2023	2022	2021	2020	2019	Prior			Total

Residential real estate
Pass	$197,436	$506,608	$356,360	$219,473	$136,968	$162,766	$71,494	$437	$1,651,542
Pass/Watch	—	360	2,415	2,895	1,239	1,902	85	—	8,896
Special Mention	—	—	—	47	1,492	1,607	—	262	3,408
Substandard	685	1,302	15	499	838	2,556	45	—	5,940
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total residential real estate	$198,121	$508,270	$358,790	$222,914	$140,537	$168,831	$71,624	$699	$1,669,786
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—

Single-family interim construction
Pass	$300,574	$133,211	$15,590	$—	$—	$—	$65,385	$—	$514,760
Pass/Watch	1,203	—	—	—	—	—	—	—	1,203
Special Mention	1,964	—	—	—	—	—	1	—	1,965
Substandard	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total single-family interim construction	$303,741	$133,211	$15,590	$—	$—	$—	$65,386	$—	$517,928
Current period gross charge-offs	$—	$—	$27	$—	$—	$—	$—	$—	$27

Agricultural
Pass	$16,543	$35,993	$22,472	$9,707	$3,470	$10,056	$9,435	$—	$107,676
Pass/Watch	—	1,756	—	—	—	—	—	—	1,756
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	19	—	—	19
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total agricultural	$16,543	$37,749	$22,472	$9,707	$3,470	$10,075	$9,435	$—	$109,451
Current period gross charge-offs	$—	$5	$1	$—	$—	$—	$—	$—	$6

Consumer
Pass	$6,348	$3,173	$900	$8,056	$1,267	$81	$54,392	$90	$74,307
Pass/Watch	—	—	1,917	—	—	—	—	—	1,917
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	1	—	—	4	—	—	5
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total consumer	$6,348	$3,173	$2,818	$8,056	$1,267	$85	$54,392	$90	$76,229
Current period gross charge-offs	$8	$9	$—	$—	$—	$—	$—	$—	$17

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

								Revolving Loans Converted to Term Loans
	Term Loans by Year of Origination or Renewal						Revolving Loans
December 31, 2023	2023	2022	2021	2020	2019	Prior			Total

Total loans
Pass	$2,762,560	$3,890,686	$2,809,753	$1,267,844	$784,887	$1,153,504	$1,380,216	$6,775	$14,056,225
Pass/Watch	43,596	103,921	77,748	36,794	25,698	59,776	5,740	—	353,273
Special Mention	24,997	37,445	56,655	24,053	13,703	17,311	9,053	1,822	185,039
Substandard	13,136	25,422	48,178	5,161	6,317	6,724	7,681	3,386	116,005
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total loans	$2,844,289	$4,057,474	$2,992,334	$1,333,852	$830,605	$1,237,315	$1,402,690	$11,983	$14,710,542
Current period gross charge-offs	$293	$14	$1,525	$5	$73	$254	$—	$—	$2,164

Note 6. Premises and Equipment, Net

Premises and equipment, net at December 31, 2024 and 2023 consisted of the following:

	December 31,
	2024	2023
Land	$81,224	$81,224
Building	282,423	275,841
Furniture, fixtures and equipment	71,324	68,463
Aircraft	9,026	8,947
Leasehold and tenant improvements	9,437	9,301
Construction in progress	6,154	7,218
	459,588	450,994
Less accumulated depreciation	(111,516)	(95,161)
	$348,072	$355,833

Depreciation expense amounted to $19,651, $18,475 and $14,934 for the years ended December 31, 2024, 2023 and 2022, respectively.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Note 7. Goodwill and Other Intangible Assets, Net

The following table presents the changes in the carrying amount of goodwill as of and for the years ended December 31, 2024 and 2023:

	December 31,
	2024	2023
Balance at beginning of year	$994,021	$994,021
Goodwill impairment charge	(518,000)	—
Balance at end of year	$476,021	$994,021

During the first half of 2024, market volatility in the banking sector resulted in declines in the Company's stock price and market capitalization. Management believed such decrease was a triggering indicator requiring an interim goodwill impairment quantitative analysis for first quarter 2024. Based on an analysis performed, the Company's estimated fair value to a market participant as of March 31, 2024, exceeded its carrying amount resulting in no impairment charge for the period. In connection with the announcement of the merger with and into SSB as described in Note 1. Summary of Significant Accounting Policies, the Company entered into a definitive agreement on May 17, 2024 whereby the implied consideration of the merger transaction was less than the Company's book value. This triggered the Company to perform an interim goodwill impairment assessment which determined the estimated fair value of the single reporting unit was equal to the implied valuation of the merger transaction based upon the conversion ratio to SSB’s stock price as of the measurement date. As such, the Company recorded $518,000 in goodwill impairment charges during second quarter 2024 as the estimated fair value of equity was less than its book value. This was a non-cash charge to earnings and had no impact on the Company's regulatory capital ratios, cash flows, or liquidity position. Market conditions in the industry during the second half of the year stabilized and stock values for both SSB and the Company increased resulting in the Company's implied value, as noted above, exceeding its book value through December 31, 2024.

The following is a summary of other intangible assets:

	December 31,
	2024	2023
Gross core deposit intangible	$125,884	$125,884
Less accumulated amortization	(90,526)	(79,267)
Total core deposit intangible, net	$35,358	$46,617

Gross customer relationship intangible	$6,407	$6,407
Less accumulated amortization	(2,957)	(2,464)
Total customer relationship intangible, net	$3,450	$3,943

Total other intangible assets, net	$38,808	$50,560

Amortization expense related to intangible assets amounted to $11,752, $12,439 and $12,491 for the years ended December 31, 2024, 2023 and 2022, respectively. The remaining weighted average amortization period for intangible assets is 3.9 years as of December 31, 2024.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The future amortization expense related to other intangible assets remaining at December 31, 2024 is as follows:

First year	$11,238
Second year	10,801
Third year	8,284
Fourth year	7,006
Fifth year	493
Thereafter	986
$38,808

Note 8. Deposits

Deposits at December 31, 2024 and 2023 consisted of the following:

	December 31,
	2024		2023
	Amount	Percent	Amount	Percent
Noninterest-bearing demand accounts	$3,241,446	21.3%	$3,530,704	22.5%
Interest-bearing checking accounts	5,798,710	38.2	5,628,478	35.8
Savings accounts	475,702	3.1	540,121	3.4
Money market accounts	2,344,789	15.4	1,741,848	11.1
Certificates of deposit and individual retirement accounts (IRA), less than $250,000	1,534,466	10.1	3,145,334	20.0
Certificates of deposit and individual retirement accounts (IRA), $250,000 and greater	1,812,695	11.9	1,136,550	7.2
	$15,207,808	100.0%	$15,723,035	100.0%

At December 31, 2024, the scheduled maturities of certificates of deposit, including IRAs, were as follows:

First year	$3,286,719
Second year	46,395
Third year	7,248
Fourth year	3,721
Fifth year	3,078
$3,347,161

Brokered deposits at December 31, 2024 and 2023 totaled $1,504,783 and $2,503,281, respectively.

Note 9. Federal Home Loan Bank Advances

At December 31, 2024, the Company had no advances from the FHLB of Dallas under note payable arrangements. The balances outstanding on advances were $350,000 at December 31, 2023. The weighted average interest rate of the advances were 5.43% at December 31, 2023.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

At December 31, 2024, the Company had FHLB stock of $11,825 and a blanket lien on certain loans as well as specific loans totaling $6,501,729 that were available to pledge as collateral on any eligible advances. The Company had remaining credit available under the FHLB advance program of $4,788,108 at December 31, 2024.

At December 31, 2024, the Company had $1,698,950 in undisbursed advance commitments (letters of credit) with the FHLB with maturity dates ranging from January 2025 through July 2025. The FHLB letters of credit were obtained in lieu of pledging securities to secure public fund deposits that are over the FDIC insurance limit. At December 31, 2024, there were no disbursements against the advance commitments.

Note 10. Other Borrowings

Other borrowings at December 31, 2024 and 2023 consisted of the following:

	December 31,
	2024	2023

Unsecured fixed-to-floating subordinated debentures in the amount of $130,000. The balance of borrowings at December 31, 2024 and 2023 is net of origination costs of $1,472 and $1,731, respectively. Interest payments initially of 4.00% fixed rate are made semiannually on March 15 and September 15 through September 15, 2025. Thereafter, floating rate payments of 3 month Secured Overnight Financing Rate (SOFR) plus 3.885% payable quarterly in arrears beginning on December 15, 2025. The maturity date is September 15, 2030 with an optional redemption at September 15, 2025. The notes meet the criteria to be recognized as Tier 2 capital for regulatory purposes. (1)

	$128,528	$128,269

Unsecured fixed-to-floating subordinated debentures in the amount of $175,000. The balance of borrowings at December 31, 2024 is net of origination costs of $3,631. Interest payments initially of 8.375% fixed rate are made semiannually on February 15 and August 15 through August 15, 2029. Thereafter, floating rate payments of 3 month Secured Overnight Financing Rate (SOFR) plus 4.605% payable quarterly in arrears beginning on November 15, 2029. The maturity date is August 15, 2034 with an optional redemption at August 15, 2029. The notes meet the criteria to be recognized as Tier 2 capital for regulatory purposes. (1)

	171,369	—
Unsecured revolving line of credit with an unrelated commercial bank in the amount of $100,000. At December 31, 2024, the line bears interest at the one-month Term SOFR. At December 31, 2023, the interest rate was the monthly Bloomberg Short-Term Bank Yield Index (BSBY) plus 1.75%. The line has a maturity date of February 15, 2025. The Company is required to meet certain financial covenants on a quarterly basis, which includes certain restrictions on cash at IBG and meeting minimum capital ratios. (2)	—	33,750
Unsecured fixed rate subordinated debentures in the amount of $110,000. The balance of borrowings at December 31, 2023 is net of discount and origination costs of $198. Interest payments of 5.875% were made semiannually on February 1 and August 1. The maturity date was August 1, 2024 at which time the debentures were redeemed.	—	109,802
	$299,897	$271,821

____________

(1)	The permissible portion of qualified subordinated notes decreases 20% per year during the final five years of the term of the notes.
(2)	Subsequent to December 31, 2024, the line was terminated in connection with the closing of the merger. See Note 23. Subsequent Event).

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The Company has established federal funds lines of credit notes with four unaffiliated banks totaling $195,000 of borrowing capacity at December 31, 2024 and ten unaffiliated banks totaling $445,000 of borrowing capacity at December 31, 2023. The lines have no stated maturity dates and the lenders may terminate the lines at any time without notice as of December 31, 2024. The lines are provided on an unsecured basis and must be repaid the following business day from when the funds are borrowed. There were no borrowings against the lines at December 31, 2024 and 2023.

In addition, the Company maintains a secured line of credit with the Federal Reserve Bank with an availability to borrow approximately $510 and $1,095,664 at December 31, 2024 and 2023, respectively. Approximately $591 and $1,312,949 of certain securities and/or loans were pledged as collateral at December 31, 2024 and 2023, respectively. There were no borrowings against this line as of December 31, 2024 and 2023.

The Company also participates in an exchange that provides direct overnight borrowings with other financial institutions. The funds are provided on an unsecured basis. Borrowing availability totaled $364,000 and $699,000 at December 31, 2024 and 2023, respectively. There were no borrowings as of December 31, 2024 and 2023.

The Company’s borrowing capacity was impacted at December 31, 2024 due to the pending merger with SSB, as discussed in Note 1. Summary of Significant Accounting Policies and Note 23. Subsequent Event.

Note 11. Junior Subordinated Debentures

The Company has formed or acquired nine statutory business trusts (the Trusts) for the purpose of issuing trust preferred securities. Each of the Trusts have issued capital and common securities and invested the proceeds thereof in an equivalent amount of junior subordinated debentures (the Debentures) issued by the Company. The interest rate payable on, and the payment terms of the Debentures are the same as the distribution rate and payment terms of the respective issues of capital and common securities issued by the Trusts. The Debentures are subordinated and junior in right of payment to all present and future senior indebtedness. The Company has fully and unconditionally guaranteed the obligations of each of the Trusts with respect to the capital and common securities. Except under certain circumstances, the common securities issued to the Company by the trusts possess sole voting rights with respect to matters involving those entities. Under certain circumstances, the Company may, from time to time, defer the debentures' interest payments, which would result in a deferral of distribution payments on the related trust preferred securities and, with certain exceptions, prevent the Company from declaring or paying cash distributions on the Company's common stock and any other future debt ranking equally with or junior to the debentures. The Company may redeem the debentures, which are intended to qualify as Tier 1 capital, at the Company’s option, subject to approval of the Federal Reserve.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

As of December 31, 2024 and 2023, the carrying amount of debentures outstanding totaled $54,816 and $54,617, respectively. Information regarding the Debentures as of December 31, 2024 are summarized in the table below:

	Trust Preferred Securities Issued	Debentures Carrying Value	Repricing Frequency	Interest Rate	Interest Rate Index	Maturity Date
IB Trust I	$5,155	$5,155	Quarterly	8.08%	SOFR + 3.25%	March 2033
Guaranty Trust III	10,310	10,310	Quarterly	8.02	SOFR + 3.10	July 2033
IB Trust II	3,093	3,093	Quarterly	7.77	SOFR + 2.85	March 2034
Cenbank Trust III	15,464	15,464	Quarterly	7.56	SOFR + 2.65	April 2034
IB Centex Trust I	2,578	2,578	Quarterly	8.03	SOFR + 3.25	February 2035
IB Trust III	3,712	3,712	Quarterly	7.18	SOFR +2.40	December 2035
Community Group Statutory Trust I	3,609	3,609	Quarterly	6.22	SOFR + 1.60	June 2037
Northstar Trust II (1)	5,155	4,198	Quarterly	6.29	SOFR + 1.67	June 2037
Northstar Trust III (1)	8,248	6,697	Quarterly	6.29	SOFR + 1.67	September 2037
	$57,324	$54,816

____________

(1)	Assumed in 2017 with a total recorded fair value discount of $2,508 remaining as of December 31, 2024.

Note 12. Leases

The Company’s primary leasing activities relate to certain real estate operating leases entered into in support of the Company’s branch operations and back office operations. The Company leases 21 of its 92 branches. The Company’s branch locations operating under lease agreements have all been designated as operating leases. In addition, the Company leases certain equipment under operating leases. The Company does not have leases designated as finance leases.

As of December 31, 2024 and 2023, the Company’s ROU lease assets were $25,314 and $24,404, respectively, and related lease liabilities were $26,879 and $25,777, respectively. Leases have remaining terms ranging from zero months to 26.1 years, including extension options that the Company is reasonably certain will be exercised.

The table below summarizes net lease cost:

	Years Ended December 31,
	2024	2023	2022
Operating lease cost	$6,064	$6,037	$6,559
Short term lease cost	38	59	121
Variable lease cost	1,429	1,351	1,455
Sublease income	(64)	(374)	(268)
Net lease cost	$7,467	$7,073	$7,867

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The table below summarizes other information related to operating leases:

	Years Ended December 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$5,857	$5,708
Weighted average remaining lease term - operating leases, in years	8.72	7.64
Weighted average discount rate - operating leases	3.82%	3.32%

The following table outlines lease payment obligations as outlined in the Company’s lease agreements for each of the next five years and thereafter in addition to a reconcilement to the Company’s current lease liability as of December 31, 2024.

2025	$5,604
2026	4,399
2027	3,608
2028	3,292
2029	2,997
Thereafter	12,109
Total lease payments	32,009
Less imputed interest	(5,130)
$26,879

As of December 31, 2024, the Company had not entered into any material leases that have not yet commenced.

Note 13. Off-Balance Sheet Arrangements, Commitments and Contingencies

Financial Instruments with Off-Balance Sheet Risk

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. The commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of this instrument. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

At December 31, 2024 and 2023, the approximate amounts of these financial instruments were as follows:

	December 31,
	2024	2023
Commitments to extend credit	$2,975,366	$3,107,827
Standby letters of credit	29,207	31,627
	$3,004,573	$3,139,454

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, farm crops, property, plant and equipment and income-producing commercial properties.

Letters of credit are written conditional commitments used by the Company to guarantee the performance of a customer to a third party. The Company’s policies generally require that letter of credit arrangements contain security and debt covenants similar to those contained in loan arrangements. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Company would be required to fund the commitment. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount shown in the table above. If the commitment is funded, the Company would be entitled to seek recovery from the customer.

Allowance For Credit Losses on Off-Balance Sheet Credit Exposures

The allowance for credit losses on off-balance sheet credit exposures is calculated under ASC 326, representing expected credit losses over the contractual period for which the Company is exposed to credit risk resulting from a contractual obligation to extend credit. Off-balance sheet credit exposures primarily consist of amounts available under outstanding lines of credit and letters of credit detailed in the table above. The allowance for credit losses on off-balance sheet credit exposures is estimated by loan segment at each balance sheet date using the same methodologies as portfolio loans, taking into consideration the likelihood that funding will occur based on historical utilization rates. The allowance is included in other liabilities on the Company’s consolidated balance sheet.

The allowance for credit losses on off-balance sheet commitments was as follows:

	December 31,
	2024	2023	2022
Balance at beginning of period	$3,897	$3,944	$4,722
Provision for off-balance sheet credit exposure	(980)	(47)	(778)
Balance at end of period	$2,917	$3,897	$3,944

Litigation

The Bank was a party to a legal proceeding inherited in connection with its acquisition of BOH Holdings, Inc. and its subsidiary, Bank of Houston (BOH). On February 27, 2023, the Bank entered into a settlement in principle with the plaintiffs and executed a settlement agreement on March 7, 2023. The settlement and bar orders were approved by the Court on August 8, 2023. On June 24, 2024, the Bank made a one-time cash payment of $100,000 to the court appointed receiver in full settlement of the litigation. Such settlement was recognized in 2023 as litigation settlement expense included in noninterest expense on the accompanying statements of income (loss) along with $2,500 in related legal and other fees. The Bank now considers this matter fully resolved.

In addition, the Company is involved in other legal actions arising from normal business activities, as well as lawsuits related to the pending merger with SSB. Management believes that the outcome of such proceedings will not materially affect the financial position, results of operations or cash flows of the Company.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Note 14. Income Taxes

Income tax expense for the years ended December 31, 2024, 2023 and 2022 was as follows:

	Years Ended December 31,
	2024	2023	2022
Current income tax expense	$2,812	$30,876	$44,836
Deferred income tax expense (benefit)	20,078	(21,759)	5,168
Income tax expense, as reported	$22,890	$9,117	$50,004

A reconciliation between reported income tax expense and the amounts computed by applying the U.S. federal statutory income tax rate of 21% for the years ended December 31, 2024, 2023 and 2022 to income before income taxes is presented below:

	Years Ended December 31,
	2024	2023	2022
Income tax (benefit) expense computed at the statutory rate	$(87,440)	$10,987	$51,722
Tax-exempt interest income from municipal securities	(2,090)	(2,159)	(2,176)
Tax-exempt loan income	(1,106)	(962)	(1,116)
Bank owned life insurance income	(1,366)	(1,211)	(1,296)
Non-deductible merger-related expenses	1,549	—	—
Non-deductible FDIC premiums	592	655	298
State taxes, net of federal benefit	892	244	2,045
Non-deductible compensation	2,667	565	919
Net tax expense (benefit) from stock based compensation	275	280	(703)
Non-deductible goodwill impairment	107,600	—	—
Other	1,317	718	311
	$22,890	$9,117	$50,004

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Components of deferred tax assets and liabilities are presented in the table below. Deferred taxes as of December 31, 2024 and 2023 are based on the U.S. statutory federal income tax rate of 21%.

	December 31,
	2024	2023
Deferred tax assets:
Allowance for credit losses	$29,512	$33,886
Net unrealized loss on available for sale securities	46,778	46,610
Reserve for legal settlement	—	21,801
Lease liabilities under operating leases	5,835	5,608
NOL and tax credit carryforwards	7,947	2,631
Net unrealized loss on cash flow hedge	1,389	1,720
Acquired loan fair market value adjustments	2,265	3,001
Stock-based compensation	1,201	2,112
Reserve for bonuses and other accrued expenses	—	1,910
Deferred loan fees and costs, net	2,793	3,122
Accrued FDIC special assessment	1,357	1,812
Acquired securities	795	941
Acquired intangibles	758	910
Other real estate owned	915	917
Unearned income	271	327
Deferred compensation	188	243
Noncompete agreements	393	438
Nonaccrual loans	269	311
Other	767	865
	103,433	129,165
Deferred tax liabilities:
Premises and equipment	(15,511)	(17,215)
Right-of-use assets under operating leases	(5,495)	(5,309)
Intangible assets	(8,424)	(10,999)
Acquired junior subordinated debentures fair value adjustment	(544)	(589)
FHLB and other restricted stocks	(316)	(555)
Acquired tax goodwill	(6)	(1,064)
Other	(775)	(769)
	(31,071)	(36,500)
Net deferred tax asset	$72,362	$92,665

At December 31, 2024, the Company had federal tax credit carryforwards of approximately $2,560, federal net operating loss carryforwards of approximately $24,197 which $13,017 has no expiration date and the reminder expire in various years from 2025 to 2032, and state net operating loss carryforwards of approximately $8,137 which expire in various years from 2025 to 2027. Deferred tax assets are recognized for net operating losses because the benefit is more likely than not to be realized. No valuation allowance for deferred tax assets was recorded at December 31, 2024 or 2023 as management believes it is more likely than not that all of the deferred tax assets will be realized.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The Company does not have any material uncertain tax positions and does not have any interest and penalties recorded in the income statement for the years ended December 31, 2024, 2023 and 2022. The Company files a consolidated income tax return in the US federal tax jurisdiction. The Company is no longer subject to examination by the US federal tax jurisdiction for years prior to 2021.

Note 15. Related Party Transactions

In the ordinary course of business, the Company has and expects to continue to have transactions, including loans to its officers, directors and their affiliates. In the opinion of management, such transactions are on the same terms as those prevailing at the time for comparable transactions with unaffiliated persons. Loan activity for officers, directors and their affiliates as of December 31, 2024 and 2023 is as follows:

	December 31,
	2024	2023
Balance at beginning of year	$32,698	$35,798
New loan originations	7,095	2,444
Repayments	(3,210)	(5,439)
Changes in affiliated persons	3,504	(105)
Balance at end of year	$40,087	$32,698

At December 31, 2024 and 2023, none of the loans to officers, directors, or their affiliates were considered non-performing.

Note 16. Employee Benefit Plans

The Company has a 401(k) profit sharing plan (Plan) which covers employees over the age of eighteen who have completed thirty days of credited service, as defined by the Plan. The Plan provides for “before tax” employee contributions through salary reduction contributions under Section 401(k) of the Internal Revenue Code. A participant may choose a salary reduction not to exceed the dollar limit set by law each year. Contributions by the Company and by participants are immediately fully vested. The Company makes 401(k) matching contributions of 100% up to 6% of the participant's eligible compensation for the Plan year. The Plan also provides for the Company to make additional discretionary contributions to the Plan. The Company made contributions of $8,040, $7,523 and $8,007 for the years ended December 31, 2024, 2023 and 2022, respectively, which are recorded in salaries and employee benefits in the accompanying consolidated statements of income.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Note 17. Fair Value Measurements

The fair value of an asset or liability is the price that would be received to sell that asset or paid to transfer that liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability. ASC Topic 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs – Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Assets and Liabilities Measured on a Recurring Basis

The following table represents assets and liabilities reported on the consolidated balance sheets at their fair value on a recurring basis as of December 31, 2024 and 2023 by level within the ASC Topic 820 fair value measurement hierarchy:

		Fair Value Measurements at Reporting Date Using
	Assets/ Liabilities Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2024
Assets:
Investment securities available for sale:
U.S. treasuries	$156,906	$—	$156,906	$—
Government agency securities	398,354	—	398,354	—
Obligations of state and municipal subdivisions	200,678	—	200,678	—
Corporate bonds	38,031	—	38,031	—
Mortgage-backed securities guaranteed by FHLMC, FNMA and GNMA	633,746	—	633,746	—
Other securities	500	—	500	—
Loans held for sale, fair value option elected (1)	7,341	—	7,341	—
Derivative financial instruments:
Interest rate lock commitments	154	—	154	—
Forward mortgage-backed securities trades	70	—	70	—
Loan customer counterparty	272	—	272	—
Financial institution counterparty	6,232	—	6,232	—
Liabilities:
Derivative financial instruments:
Interest rate lock commitments	4	—	4	—
Loan customer counterparty	6,185	—	6,185	—
Financial institution counterparty	300	—	300	—
December 31, 2023
Assets:
Investment securities available for sale:
U.S. treasuries	$214,222	$—	$214,222	$—
Government agency securities	396,106	—	396,106	—
Obligations of state and municipal subdivisions	227,634	—	227,634	—
Corporate bonds	35,820	—	35,820	—
Mortgage-backed securities guaranteed by FHLMC, FNMA and GNMA	719,469	—	719,469	—
Other securities	500	—	500	—
Loans held for sale, fair value option elected (1)	12,016	—	12,016	—
Derivative financial instruments:
Interest rate lock commitments	507	—	507	—
Forward mortgage-backed securities trades	4	—	4	—
Loan customer counterparty	227	—	227	—
Financial institution counterparty	9,472	—	9,472	—
Liabilities:
Derivative financial instruments:
Interest rate swaps - cash flow hedge	8,256	—	8,256	—
Forward mortgage-backed securities trades	43	—	43	—
Loan customer counterparty	9,403	—	9,403	—
Financial institution counterparty	261	—	261	—

____________

(1)

At December 31, 2024 and 2023, loans held for sale for which the fair value option was elected had an aggregate outstanding principal balance of $7,218 and $11,747, respectively. There were no mortgage loans held for sale under the fair value option that were 90 days or greater past due or on nonaccrual at December 31, 2024.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

Investment securities available for sale

Securities classified as available for sale are reported at fair value utilizing Level 1 and Level 2 inputs. Securities are classified within Level 1 when quoted market prices are available in an active market. Inputs include securities that have quoted prices in active markets for identical assets. For securities utilizing Level 2 inputs, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury and other yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the security’s terms and conditions, among other things.

Loans held for sale

Certain mortgage loans held for sale are measured at fair value on a recurring basis due to the Company's election to adopt fair value accounting treatment for those loans originated for which the Company has entered into certain derivative financial instruments as part of its mortgage banking and related risk management activities. These instruments include interest rate lock commitments and mandatory forward commitments to sell these loans to investors known as forward mortgage-backed securities trades. This election allows for a more effective offset of the changes in fair values of the assets and the mortgage related derivative instruments used to economically hedge them without the burden of complying with the requirements for hedge accounting under ASC 815, Derivatives and Hedging. Mortgage loans held for sale, for which the fair value option was elected, which are sold on a servicing released basis, are valued using a market approach by utilizing either: (i) the fair value of securities backed by similar mortgage loans, adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk, (ii) current commitments to purchase loans or (iii) recent observable market trades for similar loans, adjusted to credit risk and other individual loan characteristics. As these prices are derived from market observable inputs, the Company classifies these valuations as Level 2 in the fair value disclosures. For mortgage loans held for sale for which the fair value option was elected, the earned current contractual interest payment is recognized in interest income, loan origination costs and fees on fair value option loans are recognized in earnings as incurred and not deferred. The Company has no continuing involvement in any residential mortgage loans sold.

Derivatives

The Company utilizes interest rate swaps to hedge exposure to interest rate risk and variability of cash flows associated to changes in the underlying interest rate of the hedged item. These hedging interest rate swaps are classified as a cash flow hedge. The Company utilizes a third-party vendor for derivative valuation purposes. These vendors determine the appropriate fair value based on a net present value calculation of the cash flows related to the interest rate swaps using primarily observable market inputs such as interest rate yield curves (Level 2 inputs).

The estimated fair values of interest rate lock commitments utilize current secondary market prices for underlying loans and estimated servicing value with similar coupons, maturity and credit quality, subject to the anticipated loan funding probability (pull-through rate). The fair value of interest rate lock commitments is subject to change primarily due to changes in interest rates and the estimated pull-through rate. These commitments are classified as Level 2 in the fair value disclosures, as the valuations are based on observable market inputs.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Forward mortgage-backed securities trades are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, the Company utilized the exchange price or dealer market price for the particular derivative contract; therefore these contracts are classified as Level 2. The estimated fair values are subject to change primarily due to changes in interest rates.

The Company also enters into certain interest rate derivative positions. The estimated fair value of these commercial loan interest rate swaps are obtained from a pricing service that provides the swaps' unwind value (Level 2 inputs). See Note 18. Derivative Financial Instruments, for more information.

Assets and Liabilities Measured on a Nonrecurring Basis

In accordance with ASC Topic 820, certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, the assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents the assets carried on the consolidated balance sheet by caption and by level in the fair value hierarchy at December 31, 2024 and 2023, for which a nonrecurring change in fair value has been recorded:

		Fair Value Measurements at Reporting Date Using
	Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Period Ended Total Losses
December 31, 2024
Assets:
Individually evaluated loans	$8,843	$—	$—	$8,843	$4,476

December 31, 2023
Assets:
Individually evaluated loans	$5,822	$—	$—	$5,822	$3,525
Other real estate owned	9,490	—	—	9,490	6,052

Individually evaluated loans are measured at an observable market price (if available) or at the fair value of the loan’s underlying collateral (if collateral dependent). Fair value of the loan’s collateral is determined by appraisals or independent valuation, which is then adjusted for the estimated costs related to liquidation of the collateral. Management’s ongoing review of appraisal information may result in additional discounts or adjustments to valuation based upon more recent market sales activity or more current appraisal information derived from properties of similar type and/or locale. In addition, management's discounting criteria may vary for loans secured by non-real estate collateral such as inventory, oil and gas reserves, accounts receivable, equipment or other business assets. Management reviews the appraisals or valuations for appropriateness and adjusts the value downward to consider selling and closing costs, which typically range from 5% to 8% of the appraised value. Therefore, the Company has categorized its individually evaluated loans as Level 3.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Other real estate owned is measured at fair value on a nonrecurring basis (upon initial recognition or subsequent impairment). Other real estate owned is classified within Level 3 of the valuation hierarchy. When transferred from the loan portfolio, other real estate owned is adjusted to fair value less estimated selling costs and is subsequently carried at the lower of carrying value or fair value less estimated selling costs. The fair value is determined using an external appraisal process, discounted based on internal criteria. Management reviews the external appraisals for appropriateness and adjusts the value downward to consider selling and closing costs, which typically range from 5% to 8% of the appraised value. Therefore, the Company has categorized its other real estate as Level 3. There was no other real estate owned remeasured during the year ended December 31, 2024.

In addition, mortgage loans held for sale not recorded under the fair value option are required to be measured at the lower of cost or fair value. The fair value of these loans is based upon binding quotes or bids from third party investors. As of December 31, 2024 and 2023, all mortgage loans held for sale not recorded under the fair value option were recorded at cost.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Fair Value of Financial Instruments not Recorded at Fair Value

The carrying amount, estimated fair value and the level of the fair value hierarchy of the Company’s financial instruments that are reported at amortized cost on the Company's consolidated balance sheets were as follows at December 31, 2024 and 2023:

			Fair Value Measurements at Reporting Date Using
	Carrying Amount	Estimated Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2024
Financial assets:
Cash and cash equivalents	$1,043,293	$1,043,293	$1,043,293	$—	$—
Investment securities held to maturity	203,405	163,837	—	163,837	—
Loans held for sale, at cost	5,089	5,211	—	5,211	—
Loans, net	13,452,928	13,319,282	—	—	13,319,282
FHLB of Dallas stock and other restricted stock	12,761	12,761	—	12,761	—
Accrued interest receivable	60,323	60,323	—	60,323	—
Financial liabilities:
Deposits	15,207,808	15,192,443	—	15,192,443	—
Accrued interest payable	38,199	38,199	—	38,199	—
Other borrowings	299,897	310,238	—	310,238	—
Junior subordinated debentures	54,816	59,953	—	59,953	—
Off-balance sheet assets (liabilities):
Commitments to extend credit	—	—	—	—	—
Standby letters of credit	—	—	—	—	—
December 31, 2023
Financial assets:
Cash and cash equivalents	$721,989	$721,989	$721,989	$—	$—
Certificates of deposit held in other banks	248	243	—	243	—
Investment securities held to maturity	205,232	170,997	—	170,997	—
Loans held for sale, at cost	4,404	4,506	—	4,506	—
Loans, net	14,558,681	14,547,963	—	—	14,547,963
FHLB of Dallas stock and other restricted stock	34,915	34,915	—	34,915	—
Accrued interest receivable	64,237	64,237	—	64,237	—
Financial liabilities:
Deposits	15,723,035	15,697,806	—	15,697,806	—
Accrued interest payable	43,653	43,653	—	43,653	—
FHLB advances	350,000	350,022	—	350,022	—
Other borrowings	271,821	257,975	—	257,975	—
Junior subordinated debentures	54,617	68,735	—	68,735	—
Off-balance sheet assets (liabilities):
Commitments to extend credit	—	—	—	—	—
Standby letters of credit	—	—	—	—	—

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The methods and assumptions used by the Company in estimating fair values of financial instruments as disclosed herein in accordance with ASC Topic 825, Financial Instruments, other than for those measured at fair value on a recurring and nonrecurring basis discussed above, are as follows:

Cash and cash equivalents: The carrying amounts of cash and cash equivalents approximate their fair value.

Certificates of deposit held in other banks: The fair value of certificates of deposit held in other banks is based upon current market rates.

Investment securities held to maturity: For investment securities held to maturity, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury and other yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the security's terms and conditions, among other things.

Loans held for sale, at cost: The fair value of loans held for sale is determined based upon commitments on hand from investors.

Loans: A discounted cash flow model is used to estimate the fair value of the loans. The discounted cash flow approach models the credit losses directly in the projected cash flows, applying various assumptions regarding credit, interest and prepayment risks for the loans based on loan types, payment types and fixed or variable classifications.

Federal Home Loan Bank of Dallas and other restricted stock: The carrying value of restricted securities such as stock in the Federal Home Loan Bank of Dallas and Independent Bankers Financial Corporation approximates fair value.

Deposits: The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is their carrying amounts). The carrying amounts of variable-rate certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank advances, line of credit and federal funds purchased: The fair value of advances maturing within 90 days approximates carrying value. Fair value of other advances is based on the Company’s current borrowing rate for similar arrangements.

Other borrowings: The estimated fair value approximates carrying value for short-term borrowings. The fair value of private subordinated debentures are based upon prevailing rates on similar debt in the market place. The subordinated debentures that are publicly traded are valued based on indicative bid prices based upon market pricing observations in the current market.

Junior subordinated debentures: The fair value of junior subordinated debentures is estimated using discounted cash flow analyses based on the published Bloomberg US Financials BB rated corporate bond index yield.

Accrued interest: The carrying amounts of accrued interest approximate their fair values.

Off-balance sheet instruments: Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of commitments is not material.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Note 18. Derivative Financial Instruments

The Company accounts for its derivative financial instruments in accordance with ASC Topic 815 which requires all derivative instruments to be carried at fair value on the balance sheet. The Company has designated certain derivative instruments used to manage interest rate risk as hedge relationships with certain assets, liabilities or cash flows being hedged. Certain derivatives used for interest rate risk management are not designated in a hedge relationship and are used for asset and liability management related to the Company's mortgage banking activities and commercial customers' financing needs. All derivatives are carried at fair value in either other assets or other liabilities.

Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedge relationship. This documentation includes linking the fair value for cash flow hedges to the specific assets and liabilities on the balance sheet or the specific firm commitments or forecasted transaction. The Company assesses, both at the hedge's inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in fair values or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative is settled or terminates, a hedged forecasted transaction is no longer probable, a hedged firm commitment is no longer firm, or treatment of the derivative as a hedge is no longer appropriate or intended.

The Company's objectives in using interest rate derivatives are to add stability to interest income and to manage its exposure to interest rate movements. To accomplish this objective, the Company uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of fixed-rate amounts from a counterparty in exchange for the Company making variable-rate payments over the life of the agreements without exchange of the underlying notional amount. The Company had two interest rate swap derivatives with an aggregated notional amount of $100,000 that were designated as cash flow hedges. The derivatives were intended to hedge the variable cash flows associated with certain existing variable-interest rate loans and were determined to be effective during the year ended December 31, 2024. During December 2024, both cash flow hedges with an aggregate liability fair value of $6,735 were terminated. As of December 31, 2024, the total unrealized losses on the terminated cash flow hedges remaining in accumulated other comprehensive income (loss) is $5,224, net of tax. The unrealized losses will be reclassified into interest income as the underlying transactions impact earnings through the original maturity of the hedged transactions. The total remaining term over which the unrealized losses will be reclassified into earnings is approximately three and one-half years.

For derivatives designated and that qualify as cash flow hedges of interest rate risk, the gain or loss on the derivative is recorded in accumulated other comprehensive income (loss) and subsequently reclassified into interest income in the same period that the hedged transaction affects earnings. Amounts of losses recognized in accumulated other comprehensive income (loss) related to derivatives was $2,156, net of tax, and the amounts of losses that were reclassified to interest income as interest payments were made on the Company’s variable-rate loans was $3,403, net of tax, during and for the year ended December 31, 2024. Amounts of losses recognized in accumulated other comprehensive income related to derivatives was $917, net of tax, and the amounts of losses that were reclassified to interest income as interest payments were received on the Company’s variable-rate loans was $3,293, net of tax, during and for the year ended December 31, 2023. During the next twelve months, the Company estimates that $2,990 will be reclassified as a decrease to interest income.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Through its mortgage banking division, the Company enters into interest rate lock commitments with consumers to originate mortgage loans at a specified interest rate. These commitments, which contain fixed expiration dates, offer the borrower an interest rate guarantee provided the loan meets underwriting guidelines and closes within the timeframe established by the Company. The Company manages the changes in fair value associated with changes in interest rates related to interest rate lock commitments by using forward sold commitments known as forward mortgage-backed securities trades. These instruments are typically entered into at the time the interest rate lock commitment is made.

The Company offers certain derivatives products, primarily interest rate swaps, directly to qualified commercial banking customers to facilitate their risk management strategies. The interest rate swap derivative positions relate to transactions in which the Company enters into an interest rate swap with a customer, while at the same time entering into an offsetting interest rate swap with another financial institution. An interest rate swap transaction allows customers to effectively convert a variable rate loan to a fixed rate. In connection with each swap, the Company agrees to pay interest to the customer on a notional amount at a variable interest rate and receive interest from the customer on a similar notional amount at a fixed interest rate. At the same time, the Company agrees to pay another financial institution the same fixed interest rate on the same notional amount and receive the same variable interest rate on the same notional amount.

The following table provides the outstanding notional balances and fair values of outstanding derivative positions at December 31, 2024 and 2023:

	Outstanding Notional Balance	Asset Derivative Fair Value	Liability Derivative Fair Value
December 31, 2024
Derivatives designated as hedging instruments:
Interest rate swaps - cash flow hedge	$—	$—	$—
Derivatives not designated as hedging instruments:
Interest rate lock commitments	11,487	154	4
Forward mortgage-backed securities trades	9,500	70	—
Commercial loan interest rate swaps:
Loan customer counterparty	155,909	272	6,185
Financial institution counterparty	155,909	6,232	300

December 31, 2023
Derivatives designated as hedging instruments:
Interest rate swaps - cash flow hedge	$100,000	$—	$8,256
Derivatives not designated as hedging instruments:
Interest rate lock commitments	18,789	507	—
Forward mortgage-backed securities trades	15,000	4	43
Commercial loan interest rate swaps:
Loan customer counterparty	201,063	227	9,403
Financial institution counterparty	201,063	9,472	261

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The credit exposure related to interest rate swaps is limited to the net favorable value of all swaps by each counterparty, which was approximately $6,504 and $9,699 at December 31, 2024 and 2023, respectively. In some cases collateral may be required from the counterparties involved if the net value of the derivative instruments exceeds a nominal amount. Collateral levels are monitored and adjusted on a regular basis for changes in interest rate swap values. At December 31, 2024 and 2023, cash of $10,159 and $10,242 and securities of $0 and $444 were pledged as collateral for these derivatives, respectively. Additionally, counterparties had deposited $1,200 and $2,130 of cash with the Company at December 31, 2024 and 2023, respectively.

The Company has entered into credit risk participation agreements with financial institution counterparties for interest rate swaps related to loans in which the Company is either a participant or a lead bank. Risk participation agreements entered into as a participant bank provide credit protection to the financial institution counterparty should the borrower fail to perform on its interest rate derivative contract with that financial institution. The Company is party to one risk participation agreement as a participant bank having a notional amount of $5,818 and $1,481 at December 31, 2024 and December 31, 2023, respectively. Risk participation agreements entered into as the lead bank provide credit protection to the Company should the borrower fail to perform on its interest rate derivative contract. The Company is party to zero and one risk participation agreement as the lead bank having a notional amount of $0 and $8,805 at December 31, 2024 and 2023, respectively.

The changes in the fair value of interest rate lock commitments and the forward sales of mortgage-backed securities are recorded in mortgage banking revenue. These gains and losses were not attributable to instrument-specific credit risk. For commercial interest rate swaps, because the Company acts as an intermediary for our customer, changes in the fair value of the underlying derivative contracts substantially offset each other and do not have a material impact on the results of operations.

A summary of derivative activity and the related impact on the consolidated statements of income for the years ended December 31, 2024, 2023 and 2022 is as follows:

	Income Statement Location	Years Ended December 31,
		2024	2023	2022
Derivatives designated as hedging instruments
Interest rate swaps - cash flow hedges	Interest and fees on loans	$(4,373)	$(4,188)	$(791)
Derivatives not designated as hedging instruments
Interest rate lock commitments	Mortgage banking revenue	(357)	219	(737)
Forward mortgage-backed securities trades	Mortgage banking revenue	109	(126)	81

Note 19. Stock Awards

The Company grants common stock awards to certain employees of the Company. In May 2022, the shareholders of the Company approved the 2022 Equity Incentive Plan (2022 Plan). Under this plan, the Compensation Committee may grant awards to certain employees and directors of the Company in the form of restricted stock, restricted stock units, stock appreciation rights, qualified and nonqualified stock options, performance share awards and other equity-based awards. Effective with the adoption of the 2022 Plan, no further awards will be granted under the prior 2013 Equity Incentive Plan (2013 Plan). Awards outstanding under the 2013 Plan will remain in effect under the prior plan according to their respective terms.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Shares issued under these plans are restricted stock and performance stock awards. Restricted stock awarded generally vest evenly over the required employment period, and range from one to four years. Performance stock units awarded have a three to four year cliff vesting period. Restricted stock awards granted are issued at the date of grant and receive dividends. Performance stock units are eligible to receive dividend equivalents as such dividends are declared on the Company's common stock during the performance period. Equivalent dividend payments are based upon the number of shares issued under each performance award and are deferred until such time that the units vest and the shares are issued.

Restricted Stock Awards

The following table summarizes the activity in nonvested restricted stock awards for the years ended December 31, 2024 and 2023:

Restricted Stock Awards	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested shares, December 31, 2023	285,340	$58.99
Granted during the period	139,935	44.73
Vested during the period	(164,149)	55.36
Forfeited during the period	(17,313)	52.28
Nonvested shares, December 31, 2024	243,813	$53.73

Nonvested shares, December 31, 2022	309,015	$60.12
Granted during the period	138,909	56.74
Vested during the period	(156,644)	59.07
Forfeited during the period	(5,940)	63.07
Nonvested shares, December 31, 2023	285,340	$58.99

Compensation expense related to these awards is recorded based on the fair value of the award at the date of grant and totaled $8,433, $8,258 and $10,856 for the years ended December 31, 2024, 2023 and 2022, respectively. Compensation expense is recorded in salaries and employee benefits in the accompanying consolidated statements of income. At December 31, 2024, future compensation expense is estimated to be $7,942 and will be recognized over a remaining weighted average period of 1.64 years.

The fair value of common stock awards that vested during the years ended December 31, 2024, 2023 and 2022 was $7,939, $7,971 and $13,795, respectively. The Company has recorded $275, $280 and $(703) in excess tax expense (benefit) on vested restricted stock to income tax expense for the years ended December 31, 2024, 2023 and 2022, respectively.

There were no modifications of stock agreements during 2024, 2023 and 2022 that resulted in significant additional incremental compensation costs.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

In connection with the SSB merger as discussed in Note 1. Summary of Significant Accounting Policies, and the subsequent closing of such merger as discussed in Note 23. Subsequent Event, all outstanding restricted stock awards immediately vested upon the change-in-control at the effective time of merger in accordance with the 2013 Plan, 2022 Plan, and the definitive agreement.

Performance-Based Restricted Stock Units

Performance-based restricted stock units (PSUs) represent shares potentially issuable in the future. For awards granted prior to 2024, the number of shares issued is based upon the measure of the Company's achievement of its relative adjusted return on average tangible common equity, as defined by the Company, over the award's performance period as compared to an identified peer group's achievement over the same performance period. For awards granted in 2024, the number of shares issued is based upon two equally weighted measures 1) the Company's cumulative adjusted diluted earnings per share over the performance period, as defined by the Company, and 2) its relative total shareholder return over the award's performance period as compared to an identified peer group. The number of shares issuable under each performance award is the product of the award target and the award payout percentage for the given level of achievement which ranges from 0% to 150% of the target.

The following table summarizes the activity in nonvested PSUs at target award level for the years ended December 31, 2024 and 2023:

Performance-Based Restricted Stock Units	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested shares, December 31, 2023	178,178	$51.55
Granted during the period	37,738	44.69
Vested during the period	(110,539)	41.79
Forfeited during the period	(20,198)	62.58
Nonvested shares, December 31, 2024	85,179	$58.55

Nonvested shares, December 31, 2022	140,240	$49.20
Granted during the period	37,938	60.21
Nonvested shares, December 31, 2023	178,178	$51.55

Compensation expense related to PSUs is estimated each period based on the fair value of the target stock unit at the grant date and the most probable level of achievement of the performance condition, adjusted for the passage of time within the vesting periods of the awards. Compensation expense related to these awards was $2,865, $(764) and $2,841 for the years ended December 31, 2024, 2023 and 2022, respectively. As of December 31, 2024, the unrecognized compensation expense is estimated to be $934. The remaining performance period over which the expense will be recognized is 2.14 years.

The fair value of common stock awards that vested during the year ended December 31, 2024 was $6,274.

In connection with the SSB merger as discussed in Note 1. Summary of Significant Accounting Policies, and the subsequent closing of such merger as discussed in Note 23. Subsequent Event, all outstanding PSU awards were immediately issuable at target performance and vested upon the change-in-control at the effective time of merger in accordance with the 2013 Plan, 2022 Plan, and the definitive agreement.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Note 20. Regulatory Matters

Under banking law, there are legal restrictions limiting the amount of dividends the Bank can declare. Approval of the regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of the Bank to fall below specified minimum levels. For state banks, subject to regulatory capital requirements, payment of dividends is generally allowed to the extent of net profits.

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Tier 2 capital for the Company includes permissible portions of the Company's subordinated notes. The permissible portion of qualified subordinated notes decreases 20% per year during the final five years of the term of the notes.

The Company is subject to the Basel III regulatory capital framework (the Basel III Capital Rules). The Basel III Capital Rules require that the Company maintain a 2.5% capital conservation buffer above the minimum risk-based capital adequacy requirements. The capital conservation buffer is designed to absorb losses during periods of economic stress and requires increased capital levels for the purpose of capital distributions and other payments. Failure to meet the full amount of the buffer will result in restrictions on the Company's ability to make capital distributions, including dividend payments and stock repurchases and to pay discretionary bonuses to executive officers.

In connection with the adoption of ASC 326, the Company elected to adopt the permissible three year transition option to phase in the day one effects to capital. The deferral has been applied to capital ratios presented below through December 31, 2023.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total, Common Equity Tier 1 (CET1) and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2024 and 2023, the Company and the Bank meet all capital adequacy requirements to which they are subject, including the capital buffer requirement.

As of December 31, 2024 and 2023, the Bank’s capital ratios exceeded those levels necessary to be categorized as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” the Bank must maintain minimum total risk based, CET1, Tier 1 risk based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events that management believes have changed the Bank’s category.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

The following table presents actual and required capital ratios under Basel III Capital Rules for the Company and Bank as of December 31, 2024 and 2023. Capital levels required to be considered well capitalized are based upon prompt corrective action regulations, as amended, to reflect the changes under the Basel III Capital Rules.

	Actual		Minimum Capital Required Plus Capital Conservation Buffer		Required To Be Considered Well Capitalized (1)
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2024
Total capital to risk weighted assets:
Consolidated	$2,074,257	13.84%	$1,573,660	10.50%	$1,498,724	10.00%
Bank	2,011,213	13.44	1,570,990	10.50	1,496,181	10.00
Tier 1 capital to risk weighted assets:
Consolidated	1,633,743	10.90	1,273,916	8.50	899,235	6.00
Bank	1,875,699	12.54	1,271,754	8.50	1,196,945	8.00
Common equity tier 1 to risk weighted assets:
Consolidated	1,578,143	10.53	1,049,107	7.00	N/A	N/A
Bank	1,875,699	12.54	1,047,327	7.00	972,518	6.50
Tier 1 capital to average assets:
Consolidated	1,633,743	9.30	702,439	4.00	N/A	N/A
Bank	1,875,699	10.68	702,202	4.00	877,753	5.00

December 31, 2023
Total capital to risk weighted assets:
Consolidated	$1,885,776	11.57%	$1,711,650	10.50%	$1,630,143	10.00%
Bank	2,020,376	12.40	1,711,142	10.50	1,629,659	10.00
Tier 1 capital to risk weighted assets:
Consolidated	1,617,985	9.93	1,385,621	8.50	978,086	6.00
Bank	1,882,585	11.55	1,385,210	8.50	1,303,727	8.00
Common equity tier 1 to risk weighted assets:
Consolidated	1,562,385	9.58	1,141,100	7.00	N/A	N/A
Bank	1,882,585	11.55	1,140,761	7.00	1,059,278	6.50
Tier 1 capital to average assets:
Consolidated	1,617,985	8.94	723,633	4.00	N/A	N/A
Bank	1,882,585	10.41	723,438	4.00	904,298	5.00

_____________

(1) “Well-capitalized” Common Equity Tier 1 to Risk-Weighted Assets and Tier 1 to Average Assets are not formally defined under applicable banking regulations for bank holding companies. However, the Federal Reserve Board and the FDIC may require the Company to maintain a Tier 1 to Average Assets Ratio above the required minimum.

Stock repurchase program: From time to time, the Company's Board of Directors has authorized stock repurchase programs which allow the Company to purchase its common stock generally over a one-year period at various prices in the open market or in privately negotiated transactions. The Company did not have an active stock repurchase program in 2024. There were no shares repurchased under the prior 2023 Plan during the twelve months ended December 31, 2023.

Company stock repurchased to settle employee tax withholding related to vesting of stock awards totaled 70,482 shares at a total cost of $3,674, and 41,727 shares at a total cost of $2,175 for the periods ended December 31, 2024 and 2023, respectively, and were not included under the repurchase program.

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Note 21. Segment Information

The Company has determined that all of its banking components and subsidiaries meet the aggregation criteria under ASC 280, Segment Reporting, based upon the similarity of its customers and the products and services offered, primarily banking operations. Such operations occur in financial centers located in the states of Texas and Colorado. The financial information of the various banking components is aggregated and reviewed by the Company’s Chief Executive Officer, who has been designated as the CODM. The CODM regularly evaluates the aggregated financial performance of the Company’s single reporting segment in the determination of allocating resources. The CODM uses the same consolidated performance metrics, such as net income, which is calculated on the same basis as presented in the Company’s consolidated statements of income. The CODM also regularly reviews expense information at a level consistent with that disclosed in the Company’s consolidated statements of income. In addition, budget to actual results are reviewed to assess performance. The Company’s segment assets also represent total assets consistent with the presentation on the consolidated balance sheets.

Note 22. Parent Company Only Financial Statements

The following balance sheets, statements of income and statements of cash flows for Independent Bank Group, Inc. should be read in conjunction with the consolidated financial statements and the notes thereto.

Balance Sheets
	December 31,
Assets	2024	2023
Cash and cash equivalents	$36,766	$7,311
Investment in subsidiaries	2,203,856	2,722,598
Investment in trusts	1,724	1,724
Other assets	36,583	3,285
Total assets	$2,278,929	$2,734,918

Liabilities and Stockholders' Equity
Other borrowings	$299,897	$271,821
Junior subordinated debentures	54,816	54,617
Other liabilities	15,817	5,887
Total liabilities	370,530	332,325

Stockholders' equity:
Preferred stock	—	—
Common stock	414	413
Additional paid-in capital	1,977,982	1,966,686
Retained earnings	110,636	616,724
Accumulated other comprehensive loss	(180,633)	(181,230)
Total stockholders' equity	1,908,399	2,402,593
Total liabilities and stockholders' equity	$2,278,929	$2,734,918

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Statements of Income (Loss)
	Years Ended December 31,
	2024	2023	2022
Interest expense:
Interest on other borrowings	$17,142	$15,934	$14,450
Interest on junior subordinated debentures	4,836	4,725	2,713
Total interest expense	21,978	20,659	17,163
Noninterest income:
Dividends from subsidiaries	123,042	148,132	208,665
Other	24	—	—
Total noninterest income	123,066	148,132	208,665
Noninterest expense:
Salaries and employee benefits	10,114	8,383	14,886
Professional fees	776	948	736
Merger-related expenses, including legal	16,740	—	—
Other	2,867	2,631	2,738
Total noninterest expense	30,497	11,962	18,360
Income before income tax benefit and equity in undistributed income of subsidiaries	70,591	115,511	173,142
Income tax benefit	9,392	6,711	8,454
Income before equity in undistributed income of subsidiaries	79,983	122,222	181,596
Equity in undistributed (loss) income of subsidiaries	(519,253)	(79,021)	14,695
Net (loss) income	$(439,270)	$43,201	$196,291

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Statements of Cash Flows
	Years Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net (loss) income	$(439,270)	$43,201	$196,291
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in undistributed loss (income) of subsidiaries	519,253	79,021	(14,695)
Amortization of discount and origination costs on borrowings	814	1,203	893
Stock based compensation expense	11,298	7,494	13,697
Excess tax expense (benefit) on restricted stock vested	275	280	(703)
Deferred tax (benefit) expense	(1,830)	396	(579)
Net change in other assets	(31,468)	(170)	107
Net change in other liabilities	9,412	358	140
Net cash provided by operating activities	68,484	131,783	195,151

Cash flows from investing activities:
Capital investment in subsidiaries	—	(69,000)	—
Cash received from liquidation of subsidiary	86	—	—
Net cash provided by (used in) investing activities	86	(69,000)	—

Cash flows from financing activities:
Proceeds from other borrowings	171,211	100,000	111,000
Repayments of other borrowings	(143,750)	(96,250)	(128,000)
Repurchase of common stock	(3,674)	(2,175)	(119,746)
Dividends paid	(62,902)	(62,707)	(63,492)
Net cash used in financing activities	(39,115)	(61,132)	(200,238)
Net change in cash and cash equivalents	29,455	1,651	(5,087)
Cash and cash equivalents at beginning of year	7,311	5,660	10,747
Cash and cash equivalents at end of year	$36,766	$7,311	$5,660

Independent Bank Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except for share and per share information)

Note 23. Subsequent Event

Merger with SouthState Corporation

As discussed in Note 1. Summary of Significant Accounting Policies, the Company entered into an all-stock definitive merger agreement with SSB. Under the terms of the agreement, the Company merged with and into SSB on January 1, 2025 and the Company's shareholders received 0.60 shares of SSB's common stock for each share of Company common stock based on a fixed exchange ratio.

The Company incurred expenses related to the merger of approximately $16,740 for the year ended December 31, 2024 which is included in merger-related expense in the consolidated statements of income (loss).